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                                                                        10/12/98






                                   EXHIBIT 4.3


                     SAFETY-KLEEN CORP. 401(K) SAVINGS PLAN


               (FORMERLY THE LAIDLAW ENVIRONMENTAL SERVICES, INC.
                              401(K) SAVINGS PLAN)



                       AS AMENDED AND COMPLETELY RESTATED
                             THROUGH AUGUST 1, 1998





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                     SAFETY-KLEEN CORP. 401(K) SAVINGS PLAN



                                TABLE OF CONTENTS

ARTICLE I
                           ESTABLISHMENT OF THE PLAN....................................   7
1.01              NAME OF PLAN..........................................................   7
1.02              ADOPTION OF PLAN......................................................   7
1.03              TRUST AGREEMENT.......................................................   7
1.04              QUALIFICATION OF THE PLAN.............................................   7
1.05              PURPOSE OF THE PLAN...................................................   8
1.06              EXCLUSIVE BENEFIT.....................................................   8

ARTICLE II
                           DEFINITIONS..................................................   9
                  ACCOUNT OR ACCOUNTS...................................................   9
                  ACTUAL DEFERRAL PERCENTAGE............................................  10
                  INTENTIONALLY OMITTED.................................................  11
                  ADOPTION AGREEMENT....................................................  11
                  AFFILIATE.............................................................  11
                  ANNIVERSARY DATE......................................................  11
                  AUTHORIZED LEAVE OF ABSENCE...........................................  11
                  BENEFICIARY...........................................................  11
                  BENEFITS COMMITTEE....................................................  11
                  BOARD OF DIRECTORS....................................................  11
                  BREAK IN SERVICE......................................................  12
                  CODE..................................................................  12
                  COMPANY STOCK.........................................................  12
                  COMPENSATION..........................................................  13
                  COMPUTATION PERIODS...................................................  13
                  CONTRIBUTION PERCENTAGE...............................................  13
                  DISABILITY............................................................  14
                  EARLY RETIREMENT DATE.................................................  14
                  EFFECTIVE DATE........................................................  14
                  EMPLOYEE..............................................................  14
                  EMPLOYMENT COMMENCEMENT DATE..........................................  15
                  EMPLOYER..............................................................  15
                  ENTRY DATE............................................................  15
                  ERISA.................................................................  15
                  FAMILY MEMBER.........................................................  15


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
ARTICLE II
                  FIDUCIARIES...........................................................  15
                  FORMER PARTICIPANT....................................................  16
                  HIGHLY COMPENSATED EMPLOYEE...........................................  16
                  HOUR OF SERVICE.......................................................  18
                  INCOME................................................................  19
                  INVESTMENT COMMITTEE..................................................  19
                  INVESTMENT MANAGER....................................................  19
                  LEASED EMPLOYEE(S)....................................................  19
                  LIMITATION YEAR.......................................................  20
                  MONTH OF SERVICE......................................................  20
                  NORMAL RETIREMENT AGE.................................................  20
                  NORMAL RETIREMENT DATE................................................  20
                  PARTICIPANT...........................................................  20
                  PAYROLL PERIOD........................................................  20
                  PERIOD OF SERVICE.....................................................  20
                  PERIOD OF SEVERANCE...................................................  20
                  PLAN..................................................................  20
                  PLAN ADMINISTRATOR (ALSO REFERRED TO AS
                  "ADMINISTRATOR" AND "COMMITTEE")......................................  20
                  PLAN SPONSOR (ALSO REFERRED TO AS "SPONSOR")..........................  20
                  PLAN YEAR.............................................................  21
                  PRIOR PLAN............................................................  21
                  REEMPLOYMENT COMMENCEMENT DATE........................................  21
                  SERVICE SPANNING RULES................................................  21
                  SEVERANCE FROM SERVICE DATE...........................................  21
                  SPOUSE..................................................................21
                  SUBSIDIARY............................................................  21
                  TEMPORARY EMPLOYEE....................................................  22
                  TOP PAID GROUP........................................................  22
                  TRUST AGREEMENT.......................................................  22
                  TRUST FUND, TRUST OR FUND.............................................  22
                  TRUSTEE.................................................................22
                  VALUATION DATE........................................................  22
                  YEAR OF SERVICE FOR ELIGIBILITY, PARTICIPATION AND
                  VESTING PURPOSES......................................................  22

ARTICLE III
                           ELIGIBILITY AND PARTICIPATION................................  25
3.01              ELIGIBILITY FOR PARTICIPATION.........................................  25
3.02              APPLICATION FOR PARTICIPATION.........................................  25
3.03              OMISSION OF ELIGIBLE EMPLOYEE.........................................  26
3.04              INCLUSION OF INELIGIBLE EMPLOYEE......................................  26
3.05              PARTICIPATION BY FORMER PARTICIPANTS..................................  26


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
ARTICLE III
3.06              IMMEDIATE PARTICIPATION IN CASE OF PLAN MERGERS.......................  27

ARTICLE IV
                           ALLOCATION OF CONTRIBUTIONS AND FORFEITURES..................  28
4.01              PRETAX CONTRIBUTIONS..................................................  28
4.02              DISCRETIONARY EMPLOYER CONTRIBUTIONS..................................  30
4.03              MATCHING EMPLOYER CONTRIBUTIONS.......................................  31
4.04              INTENTIONALLY OMITTED.................................................  31
4.05              ALLOCATION OF FORFEITURES.............................................  31
4.06              ROLLOVERS AND TRANSFERS...............................................  32
4.07              PRE-TAX LIMITATIONS...................................................  34
4.08              LIMITATIONS ON EMPLOYER CONTRIBUTIONS.................................  38
4.09              ANNUAL ADDITIONS......................................................  42
4.10              RETURN OF EMPLOYER CONTRIBUTIONS......................................  43

ARTICLE V
                           ALLOCATION OF GAINS AND LOSSES...............................  45
5.01              VALUATION OF THE TRUST FUND...........................................  45
5.02              PRIORITY OF ALLOCATIONS TO ACCOUNTS...................................  45
5.03              ALLOCATION OF DIVIDENDS...............................................  45
5.04              PARTICIPANT-DIRECTED INVESTMENTS......................................  45

ARTICLE VI
                           DETERMINATION AND DISTRIBUTION OF BENEFITS...................  46
6.01              VESTING OF ACCOUNTS...................................................  46
6.02              FORFEITURES...........................................................  48
6.03              CHANGES IN VESTING SCHEDULE...........................................  49
6.04              INVOLUNTARY CASH-OUT..................................................  49
6.05              REINSTATEMENT OF ACCOUNT..............................................  49
6.06              SEPARATE ACCOUNT BALANCES.............................................  50
6.07              DETERMINATION OF BENEFITS UPON NORMAL RETIREMENT......................  50
6.08              DETERMINATION OF BENEFITS UPON DISABILITY.............................  50
6.09              DETERMINATION OF BENEFITS UPON DEATH..................................  41
6.10              DETERMINATION OF BENEFITS UPON TERMINATION OF
                  EMPLOYMENT............................................................  51
6.11              ERISA REQUIRED COMMENCEMENT DATE......................................  51
6.12              MANDATORY COMMENCEMENT DATE...........................................  52
6.13              REQUIRED PARTICIPANT OR BENEFICIARY CONSENT TO
                  DISTRIBUTE............................................................  53
6.14              FORM OF PAYMENT BEFORE JULY 1, 1996...................................  53
6.14A             FORM OF PAYMENT AFTER JUNE 30, 1996...................................  54
6.15              AMOUNTS NOT DETERMINED................................................  55


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
ARTICLE VI
6.16              NO EMPLOYER DISCRETION IN BENEFIT SELECTION OR
                  DISTRIBUTION..........................................................  55
6.17              REQUIRED INFORMATION..................................................  55
6.18              LIMITATIONS ON BENEFITS AND DISTRIBUTIONS.............................  55
6.19              DIRECT ROLLOVER.......................................................  56
6.20              CALCULATION OF DISTRIBUTIONS AFTER APRIL 1, 1996......................  57
6.21              DISTRIBUTIONS IN CONNECTION WITH DISPOSITION OF
                  ASSETS OR SUBSIDIARIES................................................  57
6.22              DISTRIBUTIONS TO ALTERNATE PAYEES.....................................  57

ARTICLE VII
                           WITHDRAWALS AND LOANS........................................  58
7.01              WITHDRAWALS, IN GENERAL...............................................  58
7.02              HARDSHIP WITHDRAWALS..................................................  58
7.03              LOANS.................................................................  60
7.04              WITHDRAWALS FROM ROLLOVER ACCOUNTS....................................  60
7.05              IN-SERVICE WITHDRAWALS AFTER AGE 59-1/2...............................  60

ARTICLE VIII
                           ADMINISTRATION OF PLAN.......................................  61
8.01              APPOINTMENT AND TERM OF COMMITTEE.....................................  61
8.02              POWERS AND RESPONSIBILITIES...........................................  61
8.03              ALLOCATION OF DUTIES AMONG COMMITTEE MEMBERS..........................  65
8.04              COMPENSATION OF COMMITTEE MEMBERS.....................................  65
8.05              MANNER OF ACTING......................................................  65
8.06              RECORDS AND REPORTS...................................................  66
8.07              INFORMATION FROM EMPLOYER.............................................  66
8.08              PAYMENT OF EXPENSES...................................................  66
8.09              DISCRETION............................................................  66
8.10              LIABILITY OF THE COMMITTEE............................................  67
8.11              EMPLOYER LIABILITY....................................................  67
8.12              BONDING.................................................................67
8.13              INDEMNIFICATION.......................................................  67
8.14              MULTIPLE FIDUCIARY CAPACITIES.........................................  68
8.15              INFORMATION TO PARTICIPANTS...........................................  68
8.16              RELIANCE..............................................................  68
8.17              NO DECISIONS BY INTERESTED PARTY IN OWN BENEFIT.......................  68

ARTICLE IX
                           PARTICIPANT ADMINISTRATIVE PROVISIONS AND
                           CLAIMS PROCEDURE.............................................  69
9.01              BENEFICIARY DESIGNATIONS..............................................  69
9.02              NO BENEFICIARY DESIGNATIONS...........................................  69


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
ARTICLE IX
9.03              PERSONAL INFORMATION TO COMMITTEE.....................................  70
9.04              ADDRESS FOR NOTIFICATION..............................................  70
9.05              LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN........................  70
9.06              NOTICE OF CHANGE IN PLAN TERMS........................................  70
9.07              REVIEW OF PLAN DOCUMENTS AND INFORMATION..............................  70
9.08              CLAIMS PROCEDURE......................................................  71
9.09              CLAIMS REVIEW PROCEDURE...............................................  71
9.10              INDIVIDUALLY DIRECTED INVESTMENTS.....................................  71

ARTICLE X
                           TOP-HEAVY PROVISIONS.........................................  73
10.01             GENERALLY.............................................................  73
10.02             MAXIMUM PAY...........................................................  73
10.03             MINIMUM CONTRIBUTIONS.................................................  73
10.04             SUPER TOP-HEAVY PLANS.................................................  74
10.05             DETERMINATION OF TOP HEAVINESS........................................  75
10.06             DETERMINATION OF SUPER TOP HEAVINESS..................................  75
10.07             CALCULATION OF TOP-HEAVY RATIOS.......................................  75
10.08             CUMULATIVE ACCOUNTS ACCRUED BENEFITS..................................  75
10.09             OTHER DEFINITIONS.....................................................  76

ARTICLE XI

                           AMENDMENT, TERMINATION AND MISCELLANEOUS
                           PLAN PROVISIONS..............................................  79
11.01             INTENT TO QUALIFY.....................................................  79
11.02             EXCLUSIVE BENEFIT/PROHIBITION ON DIVERSION OF ASSETS..................  79
11.03             ERISA STATUS..........................................................  79
11.04             NONDISCRIMINATION.....................................................  79
11.05             NONALIENATION OF BENEFITS.............................................  79
11.06             APPLICABLE LAW........................................................  80
11.07             TITLES AND HEADINGS NOT TO CONTROL....................................  80
11.08             GENDER AND NUMBER.....................................................  80
11.09             SEVERABILITY..........................................................  81
11.10             NO CONTRACT OF EMPLOYMENT.............................................  81
11.11             NO DUPLICATION OF BENEFITS............................................  81
11.12             LEGAL ACTION..........................................................  81
11.13             PROTECTIVE CLAUSE.....................................................  81
11.14             ACTION BY EMPLOYER OR SPONSOR.........................................  81
11.15             RIGHT TO AMEND AND TERMINATE..........................................  81
11.16             CONSENT TO AMENDMENT BY TRUSTEE IF DUTIES INCREASED...................  82
11.17             TERMINATION OF THE PLAN...............................................  82
11.18             VESTING UPON PLAN TERMINATION.........................................  83
11.19             MERGERS, CONSOLIDATIONS AND TRANSFERS.................................  83


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
ARTICLE XI
11.20             NAMED FIDUCIARIES.....................................................  84
11.21             SUCCESSORS............................................................  85
11.22             FIDUCIARIES NOT INSURERS..............................................  85
11.23             NO LIABILITY..........................................................  85
11.24             NOTICE AND WAIVER OF NOTICE...........................................  85
11.25             EVIDENCE FURNISHED CONCLUSIVE.........................................  85
11.26             RETURNED PAYMENTS.....................................................  85
11.27             RELEASE OF CLAIMS.....................................................  86
11.28             PAYMENTS TO MINORS OR INCOMPETENTS....................................  86
11.29             MULTIPLE COPIES OF PLAN AND/OR TRUST DOCUMENT.........................  86
11.30             SEGREGATION OF PLAN ASSETS............................................  86
11.31             PARTIES TO LITIGATION.................................................  86

ARTICLE XII
                           ADOPTION BY OTHER EMPLOYERS..................................  88
12.01             ADOPTION BY OTHER EMPLOYERS...........................................  88
12.02             DESIGNATION OF AGENT..................................................  88
12.03             AMEND ...............................................................   88
12.04             REQUIREMENTS OF PARTICIPATING EMPLOYERS...............................  88
12.05             PARTICIPANT TRANSFERS.................................................  88
12.06             SEPARATE ACCOUNTING...................................................  89
12.07             DISCONTINUANCE OF PARTICIPATION.......................................  89
12.08             COMMITTEE'S AUTHORITY.................................................  89
12.09             PARTICIPATING EMPLOYER'S CONTRIBUTION.................................  89

ARTICLE XIII
                           VOTING RIGHTS AND DIVERSIFICATION............................  90
13.01             TENDER RIGHTS AND OTHER SHAREHOLDER RIGHTS............................  90
13.02             VOTING COMPANY STOCK..................................................  90
13.03             RIGHTS, RESTRICTIONS AND OPTIONS ON COMPANY STOCK.....................  92
13.04             INTENTIONALLY OMITTED.................................................  93

ARTICLE XIV
                           QUALIFIED SURVIVOR ANNUITIES.................................  94
14.01             EFFECT OF THIS ARTICLE................................................  94
14.02             DEFINITIONS...........................................................  94
14.03             WAIVER: QUALIFIED JOINT AND SURVIVOR ANNUITY..........................  95
14.04             WAIVER: QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY.....................  95
14.05             OPTIONAL BENEFIT FORMS................................................  95
14.06             ELECTION OF OPTIONAL BENEFIT FORMS AND ALTERNATIVE
                  BENEFICIARY...........................................................  96
14.07             CASH OUTS.............................................................  97


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                                    ARTICLE I

                               HISTORY OF THE PLAN

1.01 NAME OF PLAN. The provisions contained in this agreement shall constitute the Safety-Kleen Corp. 401(k) Savings Plan, formerly known as the Laidlaw Environmental Services, Inc. 401(K) Savings Plan (the "Plan").

1.02 ADOPTION OF PLAN. The Plan was originally adopted for the benefit of the Employees of Laidlaw Environmental Services, Inc. (hereinafter known as the "Plan Sponsor" or merely "Sponsor") and its Subsidiaries effective September 1, 1990, which was the date as of which such Employees ceased participation in the Laidlaw Savings Plan. If any Affiliates of the Sponsor adopt the Plan, it will be adopted for the Employees of such Affiliates, in accordance with an adoption and joiner agreement, and the effective date of such adoption will be set forth therein. The Plan was amended and completely restated on December 30, 1993 in order to bring the Plan into compliance with all aspects of the Tax Reform Act of 1986, all subsequent legislation, and all regulations and other interpretations of such legislative changes, with the effective date of such restatement generally being the Plan's original effective date of September 1, 1990. The Plan was amended and completely restated as of August 1, 1998 in order to incorporate all amendments to the Plan adopted after the 1993 restatement and to make certain other amendments to the Plan. Laidlaw Environmental Services, Inc. has changed its name to Safety-Kleen Corp.

1.03 TRUST AGREEMENT. To implement the provisions of the Plan the Sponsor previously entered into a trust agreement with First National Bank of Chicago, as Trustee. First National Bank of Chicago was removed as Trustee effective as of July 1, 1996, and Investors Fiduciary Trust Company was appointed as successor Trustee effective as of July 1, 1996. Investors Fiduciary Trust Company was removed as successor Trustee effective as of July 1, 1998, and Wachovia Bank, N.A. was appointed as successor Trustee effective as of July 1, 1998, pursuant to a Trust Agreement dated as of July 1, 1998 between the Plan Sponsor and Wachovia Bank, N.A., such Agreement being incorporated herein by reference and forming a part of the Plan hereunder.

1.04 QUALIFICATION OF THE PLAN. This Plan is intended to qualify under Section 401 (a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder as a qualified profit sharing plan and includes an arrangement intended to be a qualified cash or deferred arrangement under Code Section 401(K). The Trust holding the assets of the Plan is intended to be an exempt trust within the meaning of Code Section 501 (a). Both the Plan and its related Trust are also intended to comply with the Employee Retirement Income Security Act of 1974, as amended. The profit sharing portion of the Plan is intended to constitute an eligible individual account plan as defined in ERISA Section 407(d)(3).


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

      The employee stock ownership portion of the Plan as previously included in the Plan was intended to constitute an eligible individual account plan as defined in ERISA Section 407(d)(3) and to be an employee stock ownership plan as defined in ERISA Section 407(d)(6), which was designed to invest primarily in qualifying employer securities, as such item is defined in ERISA Sections 407(d)(5) and (e) and Code Section 4975(e)(7). The employee stock ownership portion of the Plan was terminated in 1996 pursuant to
      Part I of Amendment #4 to the Plan.

      Since the Plan is intended to be an eligible individual account plan, the Plan shall have a 1 00 % investment limitation based on fair market value of the total assets of the Plan with respect to the acquisition and holding of qualifying employer securities, except that Employer elective deferrals and amounts held in Transfer or Rollover Accounts, if any, shall not be used to acquire or hold such securities.

1.05 PURPOSE OF THE PLAN. The purpose of the Plan is to encourage and assist eligible employees (a) to adopt a regular savings and investment program,
      (b) to shelter from current taxation income generated on funds invested in the Plan, and (c) to help provide additional financial security for retirement years.

1.06 EXCLUSIVE BENEFIT. This agreement has been adopted for the exclusive benefit of the Participants (and their Beneficiaries). Except as provided in Sections 4.10 and 11.05, under no circumstances shall any property of the Trust, or any contributions of the Employer made pursuant to the terms of this agreement be used for, or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries for whom it was established.

----------------
END OF ARTICLE I

                                   ARTICLE II

                                   DEFINITIONS

The following words and terms shall have the meanings as hereinafter defined unless the context of their usage plainly indicates otherwise.

      ACCOUNT OR ACCOUNTS. The total interest of a Participant in the Trust Fund consisting of one or more of the following Accounts which may be established for him. The Plan Administrator may establish additional Accounts for Participants as necessary, beyond those set out in this
      Section 2.01, in order to carry out the purposes of this Plan. The maintenance of individual accounts is only for accounting purposes. The Accounts which may be established for each Participant as of the Effective Date of this agreement are:

      (a) MATCHING ACCOUNT. The account of a Participant credited with matching contributions under Section 4.03, as adjusted for earnings and losses attributable to such contributions.

      (b) PRETAX ACCOUNT. The account of a Participant credited with pretax contributions made under Section 4.01, as adjusted for earnings and losses attributable to such contributions.

      (c) DISCRETIONARY ACCOUNT. The account of a Participant credited with discretionary Employer contributions under Section 4.06, as adjusted for earnings and losses attributable to such contributions.

      (d) ROLLOVER ACCOUNT. The account of a Participant credited with rollover contributions made to the Plan pursuant to Section 4.06, as adjusted for earnings and losses attributable to such contributions. In addition, a Rollover Account shall be established for each Participant who participated in the employee stock ownership portion of the Plan before January 1, 1996. Upon termination of the employee stock ownership portion of the Plan, such Rollover Account shall be credited with the Company stock that was allocated to the Participant's Company Stock account under the employee stock ownership portion of the Plan on the date of such termination, and shall thereafter be adjusted for earnings and losses attributable to such transferred amounts (as the same may be invested and reinvested).

      (e) TRANSFER ACCOUNT. The account of a Participant credited with funds transferred from qualified plans pursuant to Section 4.06, as adjusted for earnings and losses attributable to such funds. A Participant may have the following Transfer Accounts established for him:

           (1) GSX TRANSFER ACCOUNT. This account shall be credited with amounts transferred for the benefit of a Participant from the GSX Corporation Employees' Flexible Retirement Benefit Plan.

           (2) FIW TRANSFER ACCOUNT. This account shall be credited with amounts transferred for the benefit of a Participant from the FIW, Inc. Savings Plan.

           (3) SW, INC. TRANSFER ACCOUNT. This account shall be credited with amounts transferred for the benefit of a Participant from the SW, INC. Savings and Investment Plan.

           (4) GENSTAR TRANSFER ACCOUNT. This account shall be credited with amounts transferred for the benefit of a Participant from the Genstar Company Salaried Employees Thrift Plan.

           (5) OSCO HOLDINGS, INC. TRANSFER ACCOUNT. This account shall be credited with amounts transferred for the benefit of a Participant from the OSCO Holdings, Inc. 401(k) Profit Sharing Plan.

           (6) USPCI TRANSFER ACCOUNT. This account shall be credited with amounts transferred for the benefit of a Participant from the USPCI, Inc. 401(k) Savings Plan.

           (7) ROLLINS TRANSFER ACCOUNT. This account shall be credited with amounts transferred for the benefit of a Participant from the Rollins Environmental Services, Inc. 401(k) Savings Plan.

           (8) SAFETY-KLEEN TRANSFER ACCOUNT. This account shall be credited with amounts transferred for the benefit of a Participant from the Safety-Kleen Corp. 401(k) Savings Plan.

      ACTUAL DEFERRAL PERCENTAGE. Shall mean, for each Plan Year, the average of the ratios within a specified group (calculated separately for each eligible Employee in the specified group) of :

      (a)  The amount of pretax contributions made by the Employee pursuant to
           Section 4.01 to be paid over to the Trust Fund on behalf of such eligible Employee for such Plan Year, to


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

      (b) The eligible Employee's compensation (within the meaning of Section 414(s) of the Code) for such Plan Year calculated to the nearest one-hundredth percent.

      Each Plan Year the Employer may elect to include matching contributions and/or profit sharing contributions as defined in Section 401(m)(4)(A) of the Code which meet the requirements of Section 401(K)(2)(B) and (C) of the Code in Subsection (a), above, in order to determine the Actual Deferral Percentage of each eligible Employee.

      [INTENTIONALLY OMITTED]

      ADOPTION AGREEMENT. The agreement by which an Affiliate adopts the Plan and Trust for its Employees.

      AFFILIATE. Any corporation or organization which is not a member of a controlled group of corporations but which may adopt this Plan with the approval of the Board of Directors.

      ANNIVERSARY DATE. December 31.

      AUTHORIZED LEAVE OF ABSENCE. Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns at the end of the period of authorized absence. Absence due to mandatory military service in the Armed Forces of the United States (including enlistment in lieu of impending mandatory service) shall be considered as an Authorized Leave of Absence.

      BENEFICIARY. A person or persons (natural or otherwise) designated by a Participant or Former Participant in accordance with the provisions of
      Section 9.01 to receive any death benefit which shall be payable under this Plan. If a married Participant fails to designate a Beneficiary or if a married Participant names a Beneficiary other than his Spouse and the Spouse's consent is not on file with the Committee, the Participant's entire account balance shall be paid to his Spouse.

      BENEFITS COMMITTEE. The person(s) appointed by the Board of the Plan Sponsor to assist in the administration of the Plan (except for those matters within the purview of the Investment Committee). The Benefits Committee shall serve at the pleasure of the Sponsor.

      BOARD OF DIRECTORS. The Board of Directors of Laidlaw Environmental Services, Inc. (the name of which will be changed to Safety-Kleen Corp.) or any committee of the Board authorized to act on its behalf.

      BREAK IN SERVICE. For Employees whose service under the Plan is tracked on the elapsed time method, a Break in Service is defined as a Period of Severance under Section 2.40 of the Plan.

      CODE. The Internal Revenue Code of 1986, as amended.

      COMPANY STOCK. The presently authorized common stock of the Employer (or a corporation which is a member of the same controlled group with the meaning of Code Section 409(1)(4)) and any other stock into which such stock may hereafter be changed, which constitutes "qualifying employer securities" as "defined in Code Section 4975(e)(8) and which is Readily Tradable on an Established Securities Market.

      If the Company Stock as described above is not Readily Tradable on an Established Securities Market then Company Stock shall mean the common stock of the Employer (or a corporation which is a member of the same controlled group within the meaning of Code Section 409(l)(4)) having a combination of voting power and dividend rights equal to or in excess of:
      (a) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (b) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights.

      Company Stock shall also mean non-callable preferred stock if such stock is convertible at any time into stock which meets the requirements of the foregoing two paragraphs (whichever is applicable) and if such conversion is at a conversion price which: (a) was fixed as of the date of acquisition of such security by the Plan, and (b) such fixed price as of the date of acquisition of such security by the Plan was reasonable. Notwithstanding the foregoing, in accordance with regulations promulgated by the Secretary of the Treasury, preferred stock which is callable shall be treated as non-callable preferred stock (and therefore shall be available under this Plan for acquisition as Company Stock) if after the call there is a reasonable opportunity for a conversion which meets the requirements described above for non-callable preferred stock.

      For the purposes of this Plan and this Section 2.13, the term "Readily Tradable" refers to a security that is listed on a national securities exchange registered under Section 6 of the Securities and Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under Section 15(A)(b) of such Act.

      For the purposes of this Plan and this Section 2.13, the term "Trading Limitation" means a restriction under any Federal or state securities law or any regulation thereunder or an agreement not prohibited by applicable law or regulation affecting such share that makes such share not as freely tradable as one not subject to such restriction or agreement.

      For purposes of this Plan and this Section 2.13, the term "Established Securities Market" shall refer to a national securities exchange registered under the Securities Exchange Act of 1934 where securities are quoted on a system sponsored by a national securities association registered under Section 15(A)(b) of the Securities Exchange Act.

      For the purposes of establishing the fair market value of Company Stock which is not traded on an Established Securities Market, all valuations of Company Stock not so readily tradable shall be determined by an independent appraiser (as defined in Code Section 170(a)(1)) on an annual basis (or more frequently as necessary with respect to specific transactions of the Plan involving such Company Stock). The independent appraiser shall be independent of any party to any transaction as required under Regulation Section 54.4975-1(b)(9).

      COMPENSATION. The Participant's W-2 compensation, excluding expense allowances, unpaid earnings, non-qualified deferred compensation, amounts realized from the exercise of a non-qualified stock option, bonuses, overtime and other special non-recurring payments and including any amounts deferred under a salary deferral plan or salary reduction plan sponsored by the Employer.

      Compensation shall be measured from the beginning of the Plan Year except that for any year, Compensation shall not include Compensation paid while an Employee is not a Participant.

      Compensation in excess of $150,000 (as adjusted by the Commissioner of the Internal Revenue Service) shall be disregarded. This definition shall be used in determining allocated benefits under the Plan.

      COMPUTATION PERIODS. The Computation Period for Eligibility and Participation Purposes and the Computation Period for Vesting Purposes shall be as follows:

      (a) ELIGIBILITY AND PARTICIPATION: The Computation Period for Eligibility and Participation Purposes shall be measured on the twelve consecutive month period beginning with an Employee's Employment Commencement Date (or Reemployment Commencement Date) and each anniversary thereof.

      (b) VESTING: The Computation Period for Vesting purposes shall be measured on the twelve consecutive month period beginning with an Employee's Employment Commencement Date (or Reemployment Commencement
           Date) and each anniversary thereof.

      CONTRIBUTION PERCENTAGE. The contribution percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in the specified group) of:

      (a) the sum of the matching Contributions paid under the Plan on behalf of such Employee for such Plan Year, to

      (b) the Employee's compensation (within the meaning of Section 414(s) of the Code) for such Plan Year calculated to the nearest one-hundredth percent.

      Each Plan Year the Employer may elect to: (i) include pretax contributions which meet the requirements of Section 401(m)(4) of the Code in Subsection
      (a) above, in order to determine the Contribution Percentage of each Participant; and/or (ii) make additional matching or discretionary contributions which meets the requirements of Code Section 401(m)(4). Notwithstanding anything contained herein to the contrary, such additional matching or discretionary contributions shall be allocated disproportionately in favor of the non-Highly Compensated Employees.

      DISABILITY. A physical or mental condition which permanently prevents an Employee from satisfactorily performing his usual duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience. The determination as to whether a Participant is disabled shall be made on evidence that the Participant is eligible for disability benefits under the Federal Social Security Act.

      EARLY RETIREMENT DATE. The first day of the month coincident with or next following the Participant's attainment of age fifty-five (55) following completion of five (5) Years of Service for Vesting Purposes.

      EFFECTIVE DATE. The original Effective Date of this Plan is September 1, 1990. The Effective Date of this restatement of the Plan is August 1, 1998.

      EMPLOYEE. A Full-time or part-time Employee on or after the Effective Date who is receiving remuneration for personal services rendered to the Employer (or who, were it not for being on an Authorized Leave of Absence would be receiving such remuneration). The term "Employee" shall include Leased Employees, but excludes Temporary Employees as defined in Section 2.51.

      Notwithstanding the preceding paragraph, a Leased Employee shall not be considered to be an Employee of the Employer if:

      a)   such employee is covered by a money purchase pension plan providing:

           (1) a nonintegrated employer contribution rate of at least ten percent of compensation as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8),
                Section 402(h) or Section 403(b) of the Code,

           (2)  immediate participation,

           (3)  full and immediate vesting, and

      (b) Leased Employees do not constitute more than twenty percent of the Employer's non-Highly compensated workforce.

      (c) If a Leased Employee is treated as an Employee under the Plan (and cannot be excluded from participation because he is not in a safe harbor plan described in Section 2.20(a) above), the Committee shall reduce a Leased Employee's allocation of Employer contributions (if any) under this Plan by the Leased Employee's allocation under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer.

      EMPLOYMENT COMMENCEMENT DATE. The date on which an Employee first completes an Hour of Service.

      EMPLOYER. Laidlaw Environmental Services, Inc. (the name of which has been changed to Safety-Kleen Corp.) and its Subsidiaries and any Affiliate which shall adopt this Plan, or any successor which shall assume the obligations of this Plan. Any other Affiliate which is acquired subsequent to the Effective Date shall be considered an Employer under the Plan subject to the approval of the Board, and a resolution of the Affiliates' own board of directors.

      ENTRY DATE. The earlier of January 1 or July 1 (or such other date the Committee may designate in a nondiscriminatory manner) coincident with or next following the date the Employee has satisfied the requirements of
      Section 3.01.

      ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

      FAMILY MEMBER. With respect to any Employee (and particularly in determining Highly Compensated Employees), Family Member means the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

      FIDUCIARIES. The Employer, the Sponsor, the Benefits Committee, the Investment Committee and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Articles VIII and IX.

      FORMER PARTICIPANT. A Participant whose employment with the Employer has terminated but who has a vested account balance under the Plan which has not been pain in fun.

      HIGHLY COMPENSATED EMPLOYEE. Any eligible Employee who:

      (a) was a five percent owner at any time during the year of the preceding year; or;


      (b) received compensation from the Employer for the preceding year in excess of $80,000.

           The $80,000 and $85,485 threshold amount in (b) above shall be adjusted for cost-of-living increases each year by the Secretary of the Treasury.

           Compensation. For purposes of this definition, "Compensation" includes:

           (1) The Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, and bonuses), including elective contributions made by the Employer on the Employee's behalf.

           (2) In the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income.

           (3) Amounts described in Code Section 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includable in the gross income of the Employee.

           (4) Amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that these amounts are not deductible by the Employee under Code Section 217.

           (5) The value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includable in gross income of the Employee for the taxable year in which granted.

           (6) The amount includable in the gross income of an Employee upon making the election described in Code Section 83(b).

           (7) Elective contributions excludable from the Employee's gross income under Code Section 402(a)(8) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 125 (relating to a cafeteria plan) or Code Section 403(b) (relating to a tax-sheltered annuity).

           The term "Compensation" does not include:

           (1) Employer contributions, other than "elective contributions," to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed. Also not included are Employer contributions on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludable from the Employee's gross income and any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed.

           (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

           (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

           (4) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

           Determination of highly compensated. The Benefits Committee must make the determination of who is a Highly Compensated Employee, consistent with Code Section 414(q) and regulations issued under that Code Section. Employers aggregated under Code Section and 414(b), (c), (m) or (o) are treated as a single employer.

           The Employer will make the determination of who is a Highly Compensated Employee based on a determination year which is the Plan Year. The look-back year used to determine Highly Compensated Employees is the 12 month period immediately preceding the determination year except that the Employer may elect to use the calendar year ending with or within the determination year as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer.

           Former Employee. The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed separation from service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday. If the former Employee's Separation from Service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this Section 2.28 or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or (2) any year ending after his 54th birthday.

           Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, "Compensation" means Compensation as defined in this Section 2.28. The Employer also may elect to use an alternate nondiscriminatory definition, in accordance with the requirements of Code Section 414(s) and the regulations issued under that Code Section.

      HOUR OF SERVICE

      (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period or periods in which duties are performed;

      (b) Each hour for which an Employee is paid, or entitled to payment, by the employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Authorized Leave of Absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b2 of the Department of Labor Regulations which are incorporated herein by this reference; and

      (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph
           (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

      (d) Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment.

      (e) The above provisions shall be construed so as to resolve any ambiguities in favor of crediting Employees with Hours of Service.

      (f) An Hour of Service respecting any member of a controlled group of corporations (as defined under Section 414(b) of the Code) or an affiliated service group (as defined in Section 414(m) of the Code) of which the Employer is a member, or respecting any incorporated or unincorporated trade or business which is under common control with the Employer (as defined in Section 414(c) of the Code) shall be credited as an Hour of Service with the Employer.

      (g) Hours of Service also will be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code.

      INCOME. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, realized and unrealized gains and losses on securities, other investment transactions and expenses paid out of the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of fair market value.

      INVESTMENT COMMITTEE. The person(s) appointed by the Board of the Sponsor to assist in matters relating to the investment of Plan assets. The Investment Committee shall serve at the pleasure of the Sponsor.

      INVESTMENT MANAGER. Any person, firm or corporation who:

      (a) is a registered investment advisor under the Investment Advisors Act of 1940;

      (b)  is a bank or an insurance company;

      (c)  has the power to manage, acquire or dispose of Plan assets; and

      (d)  acknowledges in writing his fiduciary responsibility to the Plan.

      LEASED EMPLOYEE(S). Any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (a "leasing organization") has performed services for the Employer (or any other organization described in Code Section 414(n)(6) which is related to the Employer) on a substantially Full-time basis for a period of at least one (1) year, and such services are of a type historically performed by Employees in the business field of the Employer. Any contributions or benefits provided under the Plan to a Leased Employee by a leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

      LIMITATION YEAR. The Limitation Year shall be the Plan Year.

      MONTH OF SERVICE. A Participant shall be credited with a full Month of Service for each full calendar month during the Computation Period which is concurrent with a calendar month within his Period of Service, and shall be credited with a partial Month of Service (prorata based on days of service) for each partial month during the Computation Period which is concurrent with a calendar year within his Period of Service.

      NORMAL RETIREMENT AGE. Sixty-five (65) years of age. With respect to amounts credited to Transfer Accounts, the determination of vesting and the timing of distribution of those amounts shall be determined using the Normal Retirement Age of the Plan from which such amounts were transferred.

      NORMAL RETIREMENT DATE. The date on which a Participant actually terminates from service following the attainment of Normal Retirement Age.

      PARTICIPANT. An Employee who has satisfied the eligibility requirements to participate and who has actually become a member of the Plan and is participating in accordance with the provisions of Article III.

      PAYROLL PERIOD. Any monthly period over which pretax contributions discussed in Section 4.01 are made and administered.

      PERIOD OF SERVICE. For the purposes of eligibility, participation and vesting, the term Period of Service shall mean the period that begins on a Participant's Employment Commencement Date (or Reemployment Commencement
      Date) and ends on his Severance from Service Date.

      PERIOD OF SEVERANCE. A twelve (12) consecutive month period which begins on a Participant's Severance from Service Date and ends on the date which is twelve months later. A Period of Severance also ends on a Participant's Reemployment Commencement Date.

      PLAN. The Safety-Kleen Corp. 401(k) Savings Plan (formerly known as the Laidlaw Environmental Services, Inc. 401(k) Savings Plan), which is the Plan set forth herein, and as amended from time to time.

      PLAN ADMINISTRATOR (ALSO REFERRED TO AS "ADMINISTRATOR" AND "COMMITTEE"). The Benefits Committee.

      PLAN SPONSOR (ALSO REFERRED TO AS "SPONSOR"). Safety-Kleen Services, Inc.

      PLAN YEAR. The Plan's accounting year of twelve consecutive months ending on December 31.

      PRIOR PLAN. The Laidlaw Savings Plan under which Participants in this Plan may have accrued benefits prior to September 1, 1990.

      REEMPLOYMENT COMMENCEMENT DATE. The date on which an Employee again performs an Hour of Service following his Severance from Service Date or termination of employment.

      SERVICE SPANNING RULES. For purposes of eligibility and vesting, the Service Spanning Rules shall operate as follows:

      (a) If a Participant quits, retires or is discharged and then performs an Hour of Service prior to the first anniversary of his Severance from Service Date, his Period of Severance shall be counted as a Period of Service for eligibility and vesting purposes.

      (b) Notwithstanding (a) above, if a Participant is absent from service for any other reason than as set out in (a), and if prior to the first anniversary of the original date of his absence he quits, retires or is discharged and then performs an Hour of Service, his Period of Severance shall be counted as a Period of Service for eligibility and vesting purposes.

      SEVERANCE FROM SERVICE DATE. The earlier of the date on which an Employee quits, retires, is discharged, or dies, or the first anniversary of the first date of a period during which an Employee is absent from service for any other reason.

      SPOUSE. The spouse of an Employee who was legally married to the Employee under the laws of the jurisdiction in which the marriage was contracted prior to the Employee's death or actual retirement date. Also see definition of Surviving, Spouse at Section 14.02(c).

      SUBSIDIARY. Subsidiary shall mean: (a) any corporation or organization, other than an Employer, which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or of an affiliated service group (within the meaning of Section 414(m) of the Code) with respect to which an Employer is also a member; (b) any incorporated or unincorporated trade or business which along with an Employer is under common control (within the meaning of the regulations from time-to-time promulgated by the Secretary of the Treasury pursuant to
      Section 414(c) of the Code); and (c) any other incorporated or unincorporated trade or business which is designated by the Board of Directors of the Sponsor as an Affiliate for the purposes of this Plan. In determining the applicable Annual Addition under Section 4.09 of the Plan, Section 414(b) and (c) of the Code shall be applied as modified by Section 415(h) of the Code.

      TEMPORARY EMPLOYEE. Any employee hired for a specific project(s) after which time the project(s) is completed, the Temporary Employee's employment will be terminated.

      TOP PAID GROUP. The Employees which as a group constitute the top twenty percent of all Employees when ranked on the basis of compensation (as determined under Code Section 414(q)(7)) for the Plan Year.

      TRUST AGREEMENT. The Safety-Kleen Corp. 401(k) Savings Trust Agreement (formerly known as the Laidlaw Environmental Services, Inc. 401(k) Savings Trust Agreement, a separate agreement entered into between the Sponsor and the Trustee establishing the Trust which forms part of this Plan.

      TRUST FUND, TRUST OR FUND. The Plan assets held in trust by the Trustee, constituting the fund to which contributions are made and from which benefits are provided.

      TRUSTEE. Any duly appointed, qualified and acting trustee or successor trustee which assumes responsibility and liability for the Plan assets under such terms acceptable to the Trustee and upon execution of such document or documents acceptable to the Trustee evidencing acceptance of Plan assets and liabilities by such successor trustee.

      VALUATION DATE. Every date on which the New York Stock Exchange is open.

      YEARS OF SERVICE FOR ELIGIBILITY, PARTICIPATION AND VESTING PURPOSES. Prior to the Effective Date of this Plan, a Participant's Years of Service for Eligibility, Participation and Vesting Purposes shall be determined under the provisions of the Prior Plan. Years of Service for service between the Effective Date of this Plan and June 30, 1995 shall be determined under the provisions of the Plan as restated on December 30, 1993. Service after June 30, 1995 for all Plan purposes shall be measured according to the elapsed time method for all Employees, whether full-time or part-time, and the service of part-time Employees shall no longer be measured according to the hours of service method.

      Employees shall receive credit for a Year of Service for Eligibility, Participation or Vesting Purposes as follows:

      (a) ELIGIBILITY AND PARTICIPATION. An Employee shall receive credit for a Year of Service for Eligibility and Participation Purposes for each Computation Period for Eligibility and Participation Purposes in which he completes twelve consecutive Months of Service, unless such service can be disregarded under the Break in Service rules.

      (b) VESTING. An Employee shall receive credit for a Year of Service for Vesting Purposes for each Computation Period for Vesting Purposes in which he completes twelve consecutive Months of Service, unless such service can be disregarded under the Break in Service rules.

           Years of Service with any participating or non-participating Affiliate or Subsidiary shall be treated as Years of Service with the Employer. An Employee who transfers from the participating Employer to another participating Affiliate or Subsidiary or from a non-participating Affiliate or Subsidiary to a participating Affiliate or Subsidiary shall continue to be covered by this Plan without interruption and shall not be considered to have incurred a termination of service.

           Notwithstanding anything in this Plan to the contrary, a Participant's nonforfeitable interest in his Transfer Accounts shall not be less than his nonforfeitable interest determined under the service crediting method in effect under the plan from which his Transfer Account derived.

      (c)  BREAK IN SERVICE RULES.

           (1) If a Participant who had a nonforfeitable interest in benefits derived from Employer contributions under the Plan incurs a Break in Service and then again returns to employment with the Employer, his Years of Service before and after the Break in Service shall count towards determining his Years of Service for all purposes under the Plan.

           (2) If a Participant who had no nonforfeitable interest in benefits derived from Employer contributions under the Plan, his Years of Service before the Break in Service shall count towards determining his Years of Service for all purposes under the Plan only if the number of the Participant's consecutive Breaks in Service was less than the greater of:

                (a)  the number five, or

                (b) the aggregate number of a Participant's Years of Service before the consecutive Breaks in Service being measured.

                     Years of Service prior to any Break in Service which have been previously disregarded by operation of these Break in Service rules shall not be taken into account.

           (3) If a Participant who had a nonforfeitable interest in benefits derived from Employer contributions under the Plan incurs five consecutive one year Breaks in Service, service rendered after such Breaks in Service shall not be taken into account in determining the nonforfeitable percentage of a Participant's Accounts derived from Employer contributions for service completed before such Breaks in Service.


-----------------
END OF ARTICLE II

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.01 ELIGIBILITY FOR PARTICIPATION. Employees shall be eligible for participation in the Plan in accordance with the following:

      (a) Each Employee who was a Participant in the Prior Plan as in effect immediately before the Effective Date of this Plan shall be a Participant under this Plan.

      (b) Each Employee shall become a Participant in the Plan on the Entry Date coincident with or next following the date on which he: (1) completes one Year of Service for Eligibility and Participation Purposes and (2) completes an application for participation in accordance with Section 3.02 below.

      (c) Employees whose employment is governed by a collective bargaining agreement between Employee representatives and the Employer under which retirement benefits were found to be the subject of good faith bargaining between the parties shall not be eligible to participate in the Plan unless such bargaining agreement specifically provides for such coverage.

      (d) Nonresident aliens who receive no earned income from the Employer which constitutes income from sources within the United States shall not be eligible to participate in this Plan.

      (e) United States citizens employed by a foreign affiliate (any foreign entity in which the Employer has not less than a ten percent interest) shall be eligible to become a Participant in the Plan provided the Employer has entered into an agreement with the Secretary of the Treasury pursuant to Section 3121(l) of the Code.

      (f)  Employees who are covered by another plan qualified under Code
           Section 401 which is sponsored by an Employer shall not be eligible to participate in the Plan.

      (g) Each Employee who becomes an Employee by reason of a business acquisition described in Section 4.06 below shall be eligible to become a Participant under this Plan as soon as he becomes an Employee if such Employee was a participant in a 401(k) plan maintained by the Target Company or by the company whose business assets were acquired, and if such Employee was making contributions to such 401(k) plan by payroll deduction immediately prior to such business acquisition.

3.02 APPLICATION FOR PARTICIPATION. The Benefits Committee shall notify prospective eligible Employees of their eligibility to participate in the Plan. In order to become a Participant hereunder, each Employee must make application to the Benefits Committee for participation in the Plan and agree to the terms hereof. The Employee shall supply all information, including a designation of Beneficiary form, required by the Benefits Committee in such manner and at such time as determined by the Benefits Committee. Upon the crediting to the Account of any Employee of any amounts under this Plan, such Employee shall automatically be bound by the terms and conditions of this Plan and all amendments hereto.

3.03 OMISSION OF ELIGIBLE EMPLOYEE. If, in any year, any Employee who is eligible and made application for participation in the Plan pursuant to this Article is, due to administrative error, omitted and discovery of such omission is not made until after a contribution has been made by the Employer for the year, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.04 INCLUSION OF INELIGIBLE EMPLOYEE. If, in any year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution by the Employer has been made for the Plan Year, the Employer shall be entitled to recover the contribution made with respect to the ineligible person whether or not a deduction is allowed with respect to such contribution to the extent allowed by Section 4. 10. Notwithstanding the foregoing, the Employer may elect in its sole discretion to treat any amounts which it would be entitled to recover under the previous sentence as a forfeiture or as matching and/or discretionary contributions, whether or not a deduction is allowed with respect to amounts treated as Contributions.

      If an ineligible Employee has made pretax contributions to the Plan in accordance with Section 4.01, then notwithstanding Section 4. 10, the Employer shall direct the Trustee to return such contributions (unadjusted for any gain or loss).

3.05 PARTICIPATION BY FORMER PARTICIPANTS. An Employee who is a Former Participant who had a nonforfeitable right in his Account at the time of his termination of service shall be eligible to participate immediately upon his completion of one Hour of Service.

      A Former Participant who did not have a nonforfeitable right to a portion of his Account at the time of his termination shall be eligible to participate in the Plan immediately upon his rehire if (a) he is rehired before he incurs a Break in Service, or (b) he is rehired after a Break in Service but his prior service cannot be disregarded under the Break in Service rules under Section 2.57(c) and Code Section 410(a)(5).

      Any other Former Participant who is an Employee must satisfy the eligibility requirements in Section 3.01 if his consecutive one year Breaks in Service equal or exceed the greater of the number five or the aggregate number of his pre-break Years of Service. An Employee's prior Years of Service for Eligibility and Vesting Purposes shall be counted unless they can be disregarded under the Break in Service rules under
      Section 2.57(c) and Code Section 4.10(a)(5).

3.06 IMMEDIATE PARTICIPATION IN CASE OF PLAN MERGERS. Employees who participated in tax-qualified retirement plans which are merged into the Plan and who have credit for at least one Year or Service on the effective date of such plan merger shall be eligible to participate in the Plan and shall be admitted to the Plan on the effective date of such merger (regardless of whether or not they are laid off in connection with the business acquisition relating to such plan merger), provided that the Employee satisfies all criteria for eligibility other than length of service.

------------------
END OF ARTICLE III

                                   ARTICLE IV

                   ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

4.01 PRETAX CONTRIBUTIONS. For any Plan Year, each Participant may enter into a salary reduction agreement in which he elects to have allocated to his Pre-Tax Account a percentage of his "Base Pay" (as that term is defined in Section 4.03) (his "pretax contribution") in one percent increments to a maximum of 15%.

      (a) TIMING OF SALARY REDUCTION AGREEMENTS. All salary reduction Agreements shall be made at the time, in the manner and subject to the conditions specified by the Benefits Committee which shall prescribe uniform and nondiscriminatory rules for such agreements.

      (b) AMOUNT OF PRETAX CONTRIBUTIONS. Pretax contributions for each Plan Year shall not exceed the amount specified in Code Section 402(g)(1). If a Participant exceeds the limit imposed by Code Section 402(g)(1), the Benefits Committee shall distribute such "excess deferrals" (amounts contributed in excess of the limitations imposed by Code
           Section 402(g)(1)) no later than the April 15 following the close of the Plan Year. The excess deferrals to be distributed shall be adjusted for income or loss in accordance with the regulations and procedures promulgated by the Internal Revenue Service. If a Participant participates in another plan under which he makes elective deferrals pursuant to a Code 401(K) arrangement, elective deferrals under a simplified employee pension, or salary reduction contributions to a tax sheltered annuity, irrespective of whether the Employer maintains the other plan, he may provide the Benefits Committee a written claim for excess deferrals made for a calendar year. The Participant must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Participant's elective deferrals under this Plan which are excess deferrals. If the Benefits Committee receives a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Participant has assigned to this Plan.

      (c) AMENDING SALARY REDUCTION AGREEMENTS. A Participant may change the rate of pretax contributions to his Pre-Tax Account over each calendar quarter each Plan Year, provided the Benefits Committee receives the amended salary reduction agreement at least fifteen days prior to the effective date of the change. Amended salary reduction agreements shall be effective as of the first day of the first full Payroll Period beginning after the January 1, April 1, July 1 or October 1, whichever is earlier, following receipt of the notice of the change. Amended salary reduction agreements that are received within fifteen days of the proposed effective date of the change shall not be effective until the first day of the first day of the first Payroll Period beginning after the next following January 1,

           April 1, July 1 or October 1, as the case may be. Provided, however, that a Participant who was entitled to receive short-term disability benefits from his Employer and who ceased making pretax contributions to the Plan due to a reduction in compensation caused by such disability may file an amended salary reduction Agreement to increase his pretax contributions at any time within ninety (90) days after the end of his short-term disability benefit payment period.

      (d) SUSPENDING AND RESUMING PRETAX CONTRIBUTIONS. A Participant may suspend his salary reduction agreement at any time during the year with respect to Compensation not yet paid. Notification of the suspension must be provided to the Benefits Committee and the effective date of the suspension will be as soon as administratively practicable. Any Participant who suspends his salary reduction agreement shall not thereafter recommence pretax contributions until after the next following January 1, April 1, July 1, or October 1.

      (e) TIME FOR DEPOSIT OF PLAN ASSETS IN TRUST FUND. Pretax contributions shall be paid to the Trustee as soon as administratively feasible after the date withheld, but in no event later than ninety days after the date the pretax contributions are withheld or at such earlier time as may be required by regulations under Section 401(k) of the Code. Pretax contributions shall be made in cash.

      (f) TIMING OF SALARY REDUCTION CONTRIBUTIONS. Salary reduction contributions shall be required as a percentage of Base Pay, except that the salary reduction contributions for Participants who desire to contribute the maximum amount permitted under Code Section 402(g)(1) for a particular Plan Year shall be fixed periodic dollar amounts.

      (g) CERTAIN FORMER ROLLINS EMPLOYEES. Any Participant formerly employed by Rollins Environmental Services, Inc. who was admitted to participation in the Plan in connection with the Rollins merger pursuant to Section 3.06 above and who was laid off in connection with such merger shall be permitted to make pretax contributions to the Plan with respect to severance pay received by such Participant as a result of such lay off (which shall be included in the "Base Pay" of such Participant for this purpose). Employer matching contributions shall be made with respect to such pretax contributions as provided in Section 4.03 below.

      (h) CERTAIN FORMER SAFETY-KLEEN EMPLOYEES. Any Participant formerly employed by Safety-Kleen Corp. (as it existed before its acquisition by Laidlaw Environmental Services, Inc.), who was admitted to participation in the Plan in connection with such acquisition pursuant to Section 3.06 above and who was laid off in connection with such acquisition shall be permitted to make pretax contributions to the Plan with respect to severance pay received by such Participant as a result of such lay off (which shall be included in the "Base Pay" of such Participant for this purpose). Provided, however, that no employer matching contributions shall be made with respect to such pretax contributions.

4.02 DISCRETIONARY EMPLOYER CONTRIBUTIONS. The Employer may, for each Plan Year, contribute to the Trust an amount as determined by the Board of Directors of the Employer ("discretionary contributions"). Except as otherwise set forth in Section 4.02(d) below, no such contribution is required for any Plan Year.

      (a) Each Participant who is eligible to share in discretionary contributions made during the Plan Year shall have credited to his Discretionary Account his share of discretionary contributions.

      (b) As of the last day of each Plan Year, discretionary contributions shall be allocated equally to all Participants who have been Eligible Employees and have been actively employed for the entire Plan Year, whether or not the Participant has made pre-tax contributions. No contribution shall be made by or on behalf of any Participant who is not an Employee as of the last day of the Plan Year.

      (c) Employer contributions shall be made no later than the date prescribed by law for filing the Employer's federal income tax return, including extensions, for the taxable year in which the Plan Year ends. Employer contributions shall be made in cash or in other such property acceptable to the Trustee.

      (d) During the period from January 1, 1994 through July 31, 1998, the annual discretionary contribution made for Participants eligible to share in such contributions was determined according to the following formula:

                 ACTUAL EBIT                                     DISCRETIONARY
           COMPARED TO BUDGETED EBIT                             CONTRIBUTION
           -------------------------                           -----------------
                 Less than 90%                                        $100
                 90% - 94.99%                                  0.75% of Base Pay
                 95% - 99.99%                                  1.50% of Base Pay
                 100% - 104.99%                                2.25% of Base Pay
                 105% or more                                  3.00% of Base Pay

           "EBIT" for this purposes shall mean "earnings before income taxes" on a consolidated basis of the corporate group of which the Plan Sponsor is a member, as determined in accordance with generally accepted accounting principles. The discretionary employer contribution made with respect to the period from January 1, 1998 to July 31, 1998 shall be calculated based on EBIT for the period from

           September 1, 1997 to August 31, 1998. No contribution shall be made under this Section 4.02(d) for any period after July 31, 1998.

4.03 MATCHING EMPLOYER CONTRIBUTIONS. The Employer may, for each Plan Year, contribute to the Plan an amount as determined by the Board of Directors of the Employer specifically dedicated to matching all or a portion of a Participant's pre-tax contributions ("matching contributions").

      (a) Each Participant who is eligible to share in matching contributions made during the Plan Year shall have credited to his Matching Account his share of matching contributions.

      (b) For Plan Years beginning on or after January 1, 1998, the Employer shall make, and there shall be allocated to Participants who made pre-tax contributions, a matching contribution in the amount of $0.75 for each $1.00 of pre-tax contributions up to six percent (6%) of the Participant's Compensation (matching contribution not to exceed three percent (3%) of Compensation per Participant). The matching contributions under this Section 4.03(b) shall be allocated each Valuation Date to all Participants who made pre-tax contributions since the immediately preceding Valuation Date.

      (c) For purposes of this Section 4.03, the term "Base Pay" shall mean a Participant's regular pay and commissions, but excluding bonuses, overtime, car allowances, and other special pay. "Base pay" shall also exclude commissions paid prior to August 1, 1998.

      (d) If allocating the matching contributions would cause discrimination pursuant to Section 4.08, the excess matching contributions shall be distributed or allocated in accordance with Section 4.08(d) of the Plan.

      (e) Employer contributions shall be made no later than the date prescribed by law for filing the Employer's federal income tax return, including extensions, for the taxable year in which the Plan Year ends. Employer contributions shall be made in cash or in other such property acceptable to the Trustee.

4.04  [INTENTIONALLY OMITTED]

4.05 ALLOCATION OF FORFEITURES. Amounts forfeited pursuant to Section 6.02 of the Plan shall be allocated to Participants who made pre-tax contributions at any time during the Plan Year and who are still employed by the Employer at the end of the Plan Year; forfeitures shall be allocated on the ratio that the total of a Participants' individual inception-to-date Employer matching contributions bears to the total of all Participants' individual inception-to-date Employer matching contributions; forfeitures shall be allocated to the Discretionary Accounts of the Participants.

4.06 ROLLOVERS AND TRANSFERS. Assets may be rolled or transferred into the Plan for an Employee either before or after such Employee has become a Participant in the Plan except that no such rollover or transfer shall occur before an Employee has become a Participant in the Plan unless the Benefits Committee reasonably expects that such Employee will become eligible to participate in the Plan. Such amounts shall not be taken into account in determining the Annual Additions limitations under the Plan.

      (a) Assets may be transferred immediately into the Plan with respect to a group of Employees from another tax-qualified retirement plan (the "Transferor Plan") if each of the following conditions is satisfied:

           (1) The Employees become Employees by reason of (A) the acquisition by the Employer (or by its Subsidiary or Affiliate) of stock of a corporation which becomes a Subsidiary or Affiliate of the Employer as a result of such acquisition and which adopts the Plan (the "Target Company"), or (B) the acquisition of substantially all of the assets of a business by the Employer (or by its Subsidiary or Affiliate which has adopted the Plan); and

           (2) The Transferor Plan was maintained by the Target Company (or its affiliate) or by the company whose assets were acquired (or its affiliate); and

           (3) All assets held by the Transferor Plan for the account of such Employees are transferred directly into the Plan from the Transferor Plan.

      (b) Any rollover or transferred amounts do not consist of nondeductible voluntary contributions made to another plan or deductible voluntary contributions defined in Section 219(e)(3) of the Code.

      (c) The rollover or transferred contribution complies with all requirements of Code Sections 402(a)(5), 403(a)(4), or
           408(d)(3)(A)(ii), whichever is applicable.

      (d)  [INTENTIONALLY OMITTED]

      (e) Any transferred amounts from plans of unrelated employers are accompanied by a certificate from the custodian or trustee of the transferor plan stating that:

           (1) the amounts transferred do not contain any amounts which were contributed to such plan on behalf of the Employee when the transferor plan failed to meet the requirements of Section 401(a) or 403(a) of the Code at the time of the contribution of such amounts to the plan generating the transfer nor at the time of transfer; and

           (2) that the transfer of such amounts is not incidental to the loss by the plan of its qualified status under Section 401(a) or 403(a) of the Code.

      (f) The rollover or transferred amounts at no time prior to or incidental to the rollover or transfer were actually or constructively received as a taxable distribution by the Employee on whose behalf the rollover or transfer is made.

      (g) Any rollover or transfer contribution to the Trust shall be credited to a separate account established under the Trust on behalf of the Participant.

      (h) Any rollover or transfer contribution must be in the form of cash. If the Participant wishes to make a rollover or transfer contribution in a form other than cash, or if the Participant desires to retain any such rollover contributions in its present investment, the approval of the Benefits Committee and acceptance by the Trustee must be granted prior to such rollover or transfer. All expenses of establishing and maintaining such account will be charged directly to such account or paid by the Participant.

      (i) The Trustee shall not be liable for any adverse consequences which may result to a Participant, the Employer, the Plan or the Trust should any contribution pursuant to this Section 4.06 be determined not to constitute a proper rollover or transfer contribution under the Code and the Employer and Participant agrees to hold the Trustee harmless from any and all such liability.

      (j) The Employer, at the time of the transfer of any amounts from a plan described under Code Section 401(k) which constitute under such other plan what is described as pre-tax contributions under this Plan, shall designate which plan shall take into account such amounts for purposes of satisfying the Actual Deferral Percentage Test under Code
           Section 401(k) with respect to such amounts.

      (k) The Employer, at the time of the transfer of any amounts from a plan described under Code Section 401(k) which constitute under such other plan what is described as matching contributions under this Plan shall designate which plan shall take into account such amounts for purposes of satisfying the Contribution Percentage Test under Code
           Section 401(m) with respect to such amounts. Such amounts as are transferred and allocated under this Section 4.06(k) shall nevertheless be identified separately and shall be subject to the second paragraph of Section 6.01.

      (l) All transfer contributions must comply with the requirements of Regulation Section 1.411(d)(4), Q&A3.

4.07 PRE-TAX LIMITATIONS. For each Plan Year, the Employer shall ensure that the following discrimination test is satisfied with respect to pre-tax contributions.

      (a) ACTUAL DEFERRAL PERCENTAGE TEST. Under this test the Actual Deferral Percentage for all eligible Highly Compensated Employees for the Plan Year may not exceed the greater of either:

           (1) the Actual Deferral Percentage for all other eligible Employees for the Plan Year multiplied by 1.25; or

           (2) the Actual Deferral Percentage for all other eligible Employees for the Plan Year multiplied by 2.0, provided that the Actual Deferral for the eligible Highly Compensated Employees does not exceed the Actual Deferral Percentage for all other eligible Employees by more than 2 percentage points for the Plan Year.

      (b) For purposes of this section, the term "eligible Employee" shall mean for any Plan Year every Employee who is eligible to participate in the Plan.

      (c) In order to pass the Actual Deferral Percentage Test, the Employer may, when determining the Actual Deferral Percentage of each
           Employee: (i) aggregate with the pre-tax contributions any contributions as defined in Section 401(m)(4)(A) of the Code which meet the requirements of Sections 401(k)(2)(B) and (C) of the Code; and/or (ii) make additional qualified non-elective contributions that meet the requirements of Section 401(m)(4)(c) of the Code to the Plan. Such qualified non-elective contributions shall be allocated disproportionately in favor of the non-Highly Compensated Employees.

           In order to be aggregated with the pre-tax Contributions the qualified matching contributions and qualified non-elective contributions described above, without regard to whether such contributions are actually taken into account as pre-tax contributions, must be 100% nonforfeitable at all times and subject to certain distribution restrictions. "Distribution restrictions" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, termination of employment, attainment of age 59 1/2, (2) financial hardship satisfying the requirements of Code Section 401(k) and the applicable Treasury regulations, (3) Plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale of substantially all of the assets (within the meaning of Code
           Section 409(d)(2)) used in a trade or business, but only to an Employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only to an Employee who continues employment with the subsidiary. For Plan Years beginning after December 31, 1988, a distribution on account of financial hardship, as described in clause
           (2), may not include earnings on elective deferrals credited as of a date later than December 31, 1988, and may not include qualified matching contributions and qualified non-elective contributions, nor any earnings on such contributions, irrespective of when credited. A distribution described in clauses (3), (4) or (5) if made after March 31, 1988, must be a lump sum distribution, as required under Code
           Section 401(k)(10).

           The Benefits Committee may determine (in a manner consistent with Treasury regulations) the Actual Deferral Percentages of the eligible Employees by taking into account qualified non-elective contributions or qualified matching contributions, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Benefits Committee may not include qualified non-elective contributions in the Actual Deferral Percentage test unless the allocation of non-elective contributions is nondiscriminatory when the Benefits Committee takes into account all non-elective contributions and also when the Benefits Committee takes into account only the non-elective contributions not used in either the Actual Deferral Percentage test or the Contribution Percentage test described in Section 4.08. Qualified non-elective contributions must not be treated as pre-tax contributions if the effect is to increase the difference between the Actual Deferral Percentage for the highly compensated group and the Non-Highly compensated group. In order to be taken into account, qualified non-elective and qualified matching contributions must meet the same requirements to be taken into account as those described below for pre-tax contributions.

           Contributions taken into account. In applying the Actual Deferral Percentage test, a pre-tax contribution may be taken into account only if it satisfies the following two requirements:

           (1) It must be allocated to the Employee as of a date within the Plan Year; and

           (2) It must relate to Compensation that either would have been received by the Employee in the Plan Year except for the Employee's election to defer it or is attributable to services performed by the Employee in the Plan Year, and but for the Employee's election to defer, would have been received by the Employee within 2 1/2 months after the close of the Plan Year.

                For purposes of the first requirement, a pre-tax contribution is considered to be allocated as of a date within the Plan Year only if (1) the allocation is not contingent upon the Employee's participation in the Plan or performance of services on any later date and (2) the elective contribution is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which it relates.

                Aggregation rule for Highly Compensated Employees. To determine the Actual Deferral Percentage of any Highly Compensated Employee, the pre-tax contributions taken into account must include any pre-tax contributions made by the Highly Compensated Employee under any other Code Section 401(k) arrangement maintained by the Employer. If the plans containing the Code
                Section 401(k) arrangements have different plan years, the Committee will determine the combined pre-tax contributions on the basis of the plan years ending in the same calendar year.

                Family aggregation rule. In the case of a Highly Compensated Employee who is either a 5% owner or one of the 10 most highly compensated Employees, the aggregated family members are treated as a single Highly Compensated Employee. The Actual Deferral Percentage of the family unit is the Actual Deferral Percentage determined by combining the pre-tax contributions, Compensation and amounts treated as pre-tax contributions under this Section 4.07(c) of all aggregated family members.

                Except to the extent taken into account above, the pre-tax contributions, Compensation and amounts treated as pre-tax contributions of all family members are disregarded in determining the Actual Deferral Percentages for the groups of Highly Compensated and Non-Highly Compensated Employees.

                Aggregation of certain Code Section 401(k) arrangements. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code
                Section 401(k) arrangements under such plans to determine whether either plan satisfies the Actual Deferral Percentage test. This aggregation rule applies to the Actual Deferral Percentage determination for all eligible Employees, irrespective of whether an eligible Employee is a Highly Compensated Employee or a Non-Highly Compensated Employee. The Employer also may elect to aggregate the Code Section 401(k) arrangements under plans which the Employer is not required to treat as a unit for coverage or nondiscrimination purposes. If the Employer chooses to aggregate such plans, they must then be treated as one unit for coverage and nondiscrimination purposes. For Plan Years beginning after December 31, 1989, an aggregation of Code Section 401(k) arrangements under this paragraph does not apply to plans which have different plan years.

                Any Employer contributions or qualified non-elective contributions that are used to determine the Employee's Actual Deferral Percentage shall not be used to determine the Employee's Contribution Percentage.

      (d) If the Actual Deferral Percentage Test is not satisfied for a Plan Year, the pre-tax contributions shall be reduced to the extent necessary so that the Actual Deferral Percentage for the Highly Compensated Employees is not more than the greater of Section 4.07(a)(1) or (2) of the Plan. Such reduction shall be accomplished by:

           (1) First, reducing the rate of deferral down a specified percentage or fractional portion of a percentage point for the Highly Compensated Employees and rerunning the test as outlined in
                Section 4.07(a)(1) and (2) of the Plan.

           (2) In the event of test failure under Subsection (d)(1) above, the percentages of Highly Compensated Employees shall be adjusted down by one percentage point or a fractional portion of a percentage point and the test repeated until such time as the test is met. The Benefits Committee shall have the discretion to determine whether or not to use fractional percentages under this adjustment procedure.

      (e) In the event "excess contributions" (the excess of the pre-tax contributions on behalf of Highly Compensated Employees over the maximum amount permitted by the Actual Deferral Percentage limits) exist at the end of the Plan Year, the amount of excess contributions for such Plan Year shall be returned to the Highly Compensated Employee within 2 1/2 months after the close of such Plan Year. The excess contributions to be distributed shall be adjusted for income or loss in accordance with the regulations and procedures promulgated by the Internal Revenue Service.

           If the Highly Compensated Employee is part of an aggregated family group, the excess contributions for the family group (as determined by using the method in (d) above) are allocated among the family members in proportion to the pre-tax contribution of each family member that is combined to determine the Actual Deferral Percentage.

           The Committee will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of "excess deferrals", if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year. The amount of "excess deferrals" under Code Section 402(g) that may be distributed with respect to an Employee for a taxable year must be reduced by any excess contributions previously distributed with respect to that Employee for the Plan Year beginning with or within that taxable year.

4.08 LIMITATIONS ON EMPLOYER CONTRIBUTIONS. For each Plan Year, the Employer shall ensure that the following discrimination test is satisfied with respect to matching contributions.

      (a) CONTRIBUTION PERCENTAGE TEST. Under this test, the Contribution Percentage for all eligible Highly Compensated Employees may not exceed the greater of either:

           (1) the Contribution Percentage for all other eligible Employees for the Plan Year multiplied by 1.25; or

           (2) the Contribution Percentage for all other eligible Employees for the Plan Year multiplied by 2.0, provided that the Contribution Percentage for the eligible Highly Compensated Employees does not exceed the Contribution Percentage for all other eligible Employees by more than 2 percentage points for the Plan Year.

      (b) For purposes of this section, the term "eligible Employee" shall mean for any Plan Year every Employee who is eligible to participate in the Plan.

      (c) In order to pass the Contribution Percentage Test, the Employer may, when determining the Contribution Percentage of each Employee; (i) aggregate with the matching Contributions any pre-tax contributions which meet the requirements of Section 401(m)(4)(B) of the Code; and
           (ii) make additional matching or qualified non-elective contributions. Notwithstanding anything contained herein to the contrary, such additional contributions shall be allocated disproportionately in favor of the non-Highly Compensated Employees.

           In order to be aggregated with the matching Contributions, the non-elective contributions described above, without regard to whether such contributions are actually taken into account as matching Contributions, must be 100% nonforfeiture at all times and subject to certain distribution restrictions. "Distribution restrictions" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, termination of employment, attainment of age 59 1/2, (2) financial hardship satisfying the requirements of Code Section 401(k) and the applicable Treasury regulations, (3) Plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale of substantially all of the assets (within the meaning of Code
           Section 409(d)(2)) used in a trade or business, but only to an Employee who continues employment with the corporation acquiring those assets, or
           (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only to an Employee who continues employment with the subsidiary. A distribution on account of financial hardships described in clause (2) may not include earnings on elective deferrals credited as of a date later than December 31, 1988, and may not include qualified matching contributions, nor any earnings on such contributions, irrespective of when credited. A distribution described in clauses (3), (4) or (5) must be a lump sum distribution, as required under Code Section 401(k)(10).

           The Benefits Committee may determine (in a manner consistent with Treasury regulations) the Contribution Percentages of the eligible Employees by taking into account qualified non-elective contributions or elective deferrals, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Benefits Committee may not include qualified non-elective contributions in the Contribution Percentage test unless the allocation of non-elective contributions is nondiscriminatory when the Benefits Committee takes into account all non-elective contributions (including the qualified non-elective contributions) and also when the Benefits Committee takes into account only the non-elective contributions not used in either the Actual Deferral Percentage test described in Section 4.07 or the Contribution Percentage test described in this Section 4.08. Qualified non-elective contributions may not be treated as qualified matching contributions if the effect is to increase the difference between the Contribution Percentage for the highly compensated group and the Non-Highly compensated group. In order to be taken into account, a qualified non-elective contribution must meet the requirements below:

           (1) It must be allocated to the Employee as of a date within the plan year; and

           (2) It must relate to Compensation that either would have been received by the Employee in the Plan Year except for the Employee's election to defer it or is attributable to services performed by the Employee in the Plan Year, and but for the Employee's election to defer, would have been received by the Employee within 2 1/2 months after the close of the Plan Year.

           For purposes of the first requirement, a pre-tax contribution is considered to be allocated as of a date within the Plan Year only if
           (1) the allocation is not contingent upon the Employee's participation in the Plan or performance of services on any later date and (2) the elective contribution is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which it relates.

           Aggregation rule for Highly Compensated Employees. To determine the Contribution Percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching Contributions (other than qualified matching, contributions used in the Actual Deferral Percentage test) and any Employee contributions made on his behalf to any other plan maintained by the Employer. If the plans have different plan years, the Committee will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

           Family aggregation rule. In the case of a Highly Compensated Employee who is either a 5% owner of one of the 10 most highly compensated Employees, the aggregated family members are treated as a single Highly Compensated Employee. The Contribution Percentage of the family unit is the Contribution Percentage determined by combining the contributions and Compensation of all aggregated family members.

           Except to the extent taken into account above, the contributions and Compensation of all family members are disregarded in determining the Contribution Percentages for the groups of Highly Compensated and Non-Highly Compensated Employees.

           Aggregated of certain plans. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the Contribution Percentage test. This aggregation rule applies to the Contribution Percentage determination for all eligible Employees, irrespective of whether an eligible Employee is a Highly Compensated Employee or a Non-Highly Compensated Employee. The Employer also may elect to aggregate plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. If the Employer chooses to aggregate such plans, they must then be treated as one unit for coverage and nondiscrimination purposes. For Plan Years beginning after December 31, 1989, an aggregation of plans under this paragraph does not apply to plans which have different plan years.

           Any Employer contributions or qualified non-elective contributions used to determine the Employee's Actual Deferral Percentage, as provided for in Section 4.07(c) of the Plan, shall not be used in determining the Employee's Contribution Percentage for the Plan Year. The Employer may not include pre-tax contributions in the Contribution Percentage Test unless the Plan which includes the elective deferrals satisfies the Actual Deferral Percentage Test both with and without the pre-tax contributions included in this Contribution Percentage Test.

      (d) If the Contribution Percentage of Highly Compensated Employees exceeds the limitations set forth in Section 4.08(a)(1) and (2) ("excess matching contributions"), then the nonforfeitable portion of such excess matching contributions made on behalf of Highly Compensated Employees shall be distributed to the Highly Compensated Employees within 2 1/2 months after the close of the Plan Year. The excess matching contributions to be distributed shall be adjusted for income or loss in accordance with the regulations and procedures promulgated by the Internal Revenue Service.

           To the extent the Highly Compensated Employees do not have a nonforfeitable interest in such excess matching contributions they shall be alternatively allocated to all other eligible non-Highly Compensated Employees in the ratio that such non-Highly Compensated Employee's pre-tax contribution bears to all other non-Highly Compensated Employees' pre-tax contributions for the Plan Year. The excess matching contributions shall be alternatively allocated to the extent necessary so that the Contribution Percentage for the Highly Compensated Employees is not more than the greater of Section 4.08(a)(1) or (2) of the Plan. Such alternative allocation shall be accomplished by:

           (1) First, distributing and/or alternatively allocating what would otherwise be the excess matching contribution of the Employee receiving the highest Contribution Percentage until such Employee's Contribution Percentage is equal to the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage and rerunning the test as outlined in Section 4.08(a)(1) and (2) of the Plan.

           (2) In the event of test failure under Subsection (d)(1) above, the excess matching contributions of the Highly Compensated. Employees shall continue to be distributed and/or alternatively allocated in the manner specified above and the test repeated until some time as the test is met.

           If the Highly Compensated Employee is part of an aggregated family group, the excess matching contributions for the family group (as determined by using the method in (d)(1) and (2) above) are allocated among the family members in proportion to the matching Contributions of each family member that are combined to determine the Contribution Percentage.

      (e) In the event that pre-tax contributions for which a Participant received an allocation of a matching contribution are distributed to a Participant due to failure of the Actual Deferral Percentage test or because such contributions are "excess deferrals" described in
           Section 401(b), then notwithstanding any other provision of this Plan to the contrary, the matching contribution which relates to the excess contribution or excess deferral shall be forfeited by the Participant and reallocated at the same time and in the same manner as forfeitures under Section 4.05.

4.09  ANNUAL ADDITIONS.

      (a) BASIC LIMITATION. In accordance with IRS Revenue Notice 87-21, Q&A-11, the Plan hereby incorporates the limitations on benefits and contributions relating to maximum permissible annual additions by reference, as if fully set out herein. The maximum annual addition under the Plan shall not exceed, for any Participant, the maximum permissible annual addition under Code Section 415. The special employee stock ownership plan limitations under Code Section 415(c)(6) are also hereby incorporated by reference.

           If contributions to this Plan on behalf of a Participant are to be reduced as a result of this Section 4.09, such reduction shall be effected (to the extent necessary) by reducing the Participant's pre-tax contributions, discretionary contributions and matching contributions on a prorated basis until the annual additions limitation is not violated or by not allocating forfeitures to a Participant.

      (b) ADJUSTMENTS FOR ERRORS IN ESTIMATING COMPENSATION. If, as a result a reasonable error in estimating a Participant's compensation (as defined in Code Section 415(b)(3) and the regulations thereunder) or under the limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of these rules, Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amount shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:

           (1) The excess amounts in the Participant's Discretionary Contribution or Matching Contribution Account shall be used to reduce contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan.

                If a suspense account is in existence at any time during a particular Limitation Year, other than the first Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts (subject to the limitations of Code

                Section 415) before any contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year. Furthermore, the excess amounts must be used to reduce contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan.

           (2) In the event of termination of the Plan, notwithstanding any other provision in this Plan to the contrary, the suspense account described in (1) above shall revert to the Employer to the extent it may not then be allocated to any Participant's Account.

           (3) Notwithstanding any other provisions in this Section 4.09, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date of the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contributions were an allocation date.

      (c)  [INTENTIONALLY OMITTED]

      (d) COMBINED DEFINED CONTRIBUTION/DEFINED CONTRIBUTION PLAN LIMITATION ADJUSTMENTS. For any Participant of this Plan who participates in another defined contribution plan of the Employer, the rate of contribution under this Plan by such Participant during the Limitation Year will be reduced to the extent necessary to prevent the maximum permissible annual addition limitations of Code Section 415(c) from being exceeded.

4.10 RETURN OF EMPLOYER CONTRIBUTIONS. Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power or revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.

      (a) FAILURE TO RECEIVE INITIAL QUALIFICATION. Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, of if contested, is finally upheld, then the Plan shall be void from its inception and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations.

      (b) CONTRIBUTIONS MADE BY A MISTAKE OF FACT. In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of ERISA, the Employer may demand repayment of such excessive contribution at any time within one year following the time of payment and the Trustees shall return such amount to the Employer within the one year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

      (c) DISALLOWED DEDUCTION. All contributions by the Employer to the Trust Fund are strictly conditioned upon the deductibility of such contributions by the Employer under the Code and, to the extent any deduction is disallowed, the Employer may within One year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one year following the disallowance. Earnings of the Plan attributable to the excess contribution will not be returned to the Employer and any losses attributable thereto shall reduce the amount so returned.

-----------------
END OF ARTICLE IV

                                    ARTICLE V

                         ALLOCATION OF GAINS AND LOSSES

5.01 VALUATION OF THE TRUST FUND. The Trustee shall value the assets of the Trust Fund on each Valuation Date. In making such valuation, the Trustee shall take into account earnings or losses of the Trust Fund, net of reasonable expenses, and capital appreciation or depreciation in such assets whether or not realized. The method of valuation shall be determined by the Trustee and shall be followed with reasonable consistency from year to year in which valuations are made.

5.02 PRIORITY OF ALLOCATIONS TO ACCOUNTS. As of each Valuation Date, the Account balances of Participants and Former Participants shall be adjusted to reflect adjustments in the value of the Trust Fund, payments of benefits, and transfers of benefits to or for the benefit of any Participant or Former Participant. The value of each account shall be determined by multiplying the number of units held in each Account by the current unit value.

5.03 ALLOCATION OF DIVIDENDS. Any cash dividends received on shares of Company Stock allocated to Participants' Accounts shall be allocated directly to the Account to which such Company Stock is allocated.

5.04 PARTICIPANT-DIRECTED INVESTMENTS. For any period during which Participants are permitted to direct the investment of their Accounts, Accounts shall be valued based on the investment performance of the particular mutual fund(s) or other investment vehicle(s) selected by the Participant or otherwise allocated to the Participant.

----------------
END OF ARTICLE V

                                   ARTICLE IV

                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.01 VESTING OF ACCOUNTS. Participants shall vest in their Accounts in accordance with the following:

      (a) Participants shall always be 100% vested in their Pre-Tax Accounts and their Rollover or Transfer Accounts (other than the Transfer Accounts listed in Subsection 2.01(e))(if any).

      (b) Participants shall vest in their Discretionary and Matching Contribution Accounts and Transfer Accounts in accordance with the following schedule:

                   Years of Service          Vested Percentage
                   ----------------          -----------------
                      Less than 5                     0%
                       5 or more                    100%

           For Plan Years beginning on or after January 1, 1994, Participants shall vest in their Discretionary and Matching Contribution Accounts and Transfer Accounts in accordance with the following schedule:

                   Years of Service          Vested Percentage
                   ----------------          -----------------
                      Less than 3                     0%
                       3 or more                    100%


           For Plan Years beginning on or after January 1, 1995, immediate 100% vesting shall apply to Discretionary Contribution Accounts.

           Notwithstanding the foregoing, with respect to amounts credited to Transfer Accounts under this Plan, the determination of a Participant's vested interest shall be as follows:

      (c) GSX TRANSFEREES. For Participants who were participants in the GSX Corporation Employees' Flexible Retirement Benefit Plan, they shall be vested according to the following schedule:

                   Years of Service          Vested Percentage
                   ----------------          -----------------
                      Less than 4                     0%
                   4 but less than 5                 40%
                       5 or more                    100%

           Notwithstanding the preceding, vesting schedule, Participants who are transferees of the GSX Corporation Employees' Flexible Retirement Benefit Plan who had less than five years of service for Vesting purposes as defined under the Prior Plan as of September 1, 1998, shall become vested in their GSX Transfer Account in accordance with the vesting schedule in Section 6.01(b) above.

      (d) FIW, INC. TRANSFEREES. For Participants who were participants in the FIW, Inc. Savings Plan, they shall be vested according to the following schedule:

                   Years of Service          Vested Percentage
                   ----------------          -----------------
                      Less than 2                     0%
                   2 but less than 3                 20%
                   3 but less than 4                 40%
                   4 but less than 5                 60%
                       5 or more                    100%


           Notwithstanding the preceding vesting schedule, Participants who are transferees of the FIW, Inc. Savings Plan who had less than one year of service for vesting purposes are defined under this Plan as of March 1, 1990, shall become vested in their FIW Transfer Account in accordance with the vesting schedule in Section 6.01(b) above.

      (e) SW, INC. TRANSFEREES. For Participants who were participants in the SW, Inc. Savings and Investment Plan, they shall be 100% vested in their SW, Inc. Transfer Account upon the completion of one year of service for vesting purposes under the Prior Plan.

           Notwithstanding the preceding vesting schedule, Participants who are transferees of the SW, Inc. Savings and Investment Plan who had less than one year of service for vesting purposes as defined under the Prior Plan as of February 15, 1989, shall become vested in their SW, Inc. Transfer Account in accordance with the vesting schedule in section 6.01(b) above.

      (f) GENSTAR TRANSFEREES. For Participants who were participants in the Genstar Company Salaried Employees Thrift Plan, they shall be 100% vested in the entire amount of their Transfer Account.

      (g) OSCO HOLDINGS, INC. TRANSFEREES. For Participants who were participants in the OSCO Holdings, Inc. 401(k) Profit Sharing Plan, they shall vest in their OSCO Holdings, Inc. Transfer Account in accordance with the following schedule.

                   Years of Service          Vested Percentage
                   ----------------          -----------------
                      Less than 3                     0%
                       3 or more                    100%


           The vested percentage of any Participant who participated in the Bryson Industrial Services, Inc. Profit Sharing Plan will not be less than his vested percentage attained under that plan as of July 1, 1992 (33% after one year of service, 66% after 2 years of service and 100% after 3 years of service).

      (h) USPCI TRANSFEREES. Participants who participated in the USPCI, Inc. 401(k) Savings Plan and who terminated employment with USPCI or its affiliates prior to March 1, 1995 shall vest in that portion of their USPCI Transfer Account which is derived from employer contributions made under the USPCI, Inc. 401(k) Savings Plan in accordance with the following schedule:

                   Years of Service          Vested Percentage
                   ----------------          -----------------
                   Less than 3                          0%
                   3 but less than 4               33-1/3%
                   4 but less than 5               66-2/3%
                   5 or more                          100%

           Participants who participated in the USPCI, Inc. 401(k) Savings Plan and who terminated employment with USPCI or its affiliates on or after March 1, 1995 shall vest in that portion of their USPCI Transfer Account which is derived from employer contributions made under the USPCI, Inc. 401(k) Savings Plan in accordance with the following schedule:

                   Years of Service          Vested Percentage
                   ----------------          -----------------
                      Less than 3                     0%
                       3 or more                    100%

6.02 FORFEITURES. A forfeiture of the non-vested portion of the Participant's Discretionary, matching and/or Transfer Account shall take place upon the last day of the Plan Year during which a Participant incurs five consecutive one year Breaks in Service, or, if earlier, upon a cash out of the Participant's entire nonforfeitable Accounts under the Plan. For purposes of allowing a forfeiture to take place upon the last day of the Plan year during which a Participant incurs a Break in Service or terminates employment, a Participant who is 0% vested is deemed to have had a cash out of his entire Account balance upon his termination of employment. The Plan does not distribute less than 100% of the Participant's vested Accounts under Section 6.10.

      Forfeitures shall first be used to reinstate previously forfeited Account balances of rehired Former Participant's who are entitled to reinstatement pursuant to Section 6.05 of the Plan. Remaining forfeitures shall be utilized in accordance with Section 4.05.

      In the event that forfeitures for any particular Plan year are insufficient to reinstate previously forfeited Account balances of rehired Former Participants, then notwithstanding any other provision of this Plan to the contrary, such amounts shall be reinstated by additional Employer contributions, whether or not such amounts are deductible.

6.03 CHANGES IN VESTING SCHEDULE. Effective January 1, 1989, if the Plan's vesting schedule in Section 6.01 above is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable interest in their Discretionary, Matching or Transfer Accounts, affected Participants who have completed at least three Years of Service for Vesting Purposes as of the later of the date which is:

      (a)  60 days after the day the Plan amendment is adopted,

      (b)  60 days after the day the Plan amendment becomes effective, or

      (c) 60 days after the day the Participant is issued written notice of the Plan amendment by the Employer or the committee, shall have the nonforfeitable portion of their Discretionary and matching Accounts determined under the most favorable of the two vesting schedules. Participants who have not completed at least three Years of Service for Vesting Purposes as of the date the amendment is adopted or deemed to be made shall have the nonforfeitable portion of their Discretionary and Matching Accounts determined under the new vesting schedule.

6.04 INVOLUNTARY CASH-OUT. If the total of a Participant's nonforfeitable Accounts is $5,000 or less, the Benefits Committee shall immediately distribute the entire amount in a single cash payment without the consent of the Participant (or if the Participant has died, the Participant's Beneficiary) due to a Participant's termination of participation in the Plan. Such distribution shall be made as soon as practicable but, in any event, not later than the close of the second Plan Year following the Plan Year in which such termination of employment occurs.

6.05 REINSTATEMENT OF ACCOUNT. If any non-vested, partially vested or fully vested Former Participant is re-employed before he receives an actual or deemed distribution of the entire nonforfeitable portion of his Account, the Former Participant shall continue to participate in the Plan in the same manner as if such termination of employment had not occurred.

      If any non-vested or partially vested Former participant shall be re-employed by the Employer before five consecutive one year Breaks in Service, and such Former Participant has received an actual or deemed distribution of his nonforfeitable interest prior to his re-employment, that portion of his Discretionary and/or Matching Contribution Account (or such other Accounts as are subject to vesting schedules under other plans as described in the second paragraph of Section 6.01 above and from which a forfeiture occurred) that was forfeited shall be reinstated.

      Notwithstanding the above, no forfeitures shall be reinstated unless a Participant described in the foregoing paragraphs has completed one Year of Service for Vesting Purposes after his Reemployment Commencement Date. Furthermore, if a Participant described in the foregoing paragraphs has incurred FIVE consecutive one year Breaks in Service prior to his Reemployment Commencement Date, forfeitures shall not be reinstated in any event.

6.06 SEPARATE ACCOUNT BALANCES. If a Former Participant is re-employed after five consecutive one year Breaks in Service (such Former Participant not having received a distribution of his entire vested interest), then separate Accounts will be maintained as follows:

      (a) One Account for nonforfeitable benefits attributable to pre-break service; and

      (b) One Account representing his status in the Plan attributable to post-break service.

6.07  DETERMINATION OF BENEFITS UPON NORMAL RETIREMENT. Notwithstanding Section
      6.01 of the Plan, a Participant who terminates his employment on or after his Normal Retirement Age shall be 100% vested in his Accounts and shall be entitled to all amounts credited to his Accounts as of the date of distribution. The distribution of a Participant's Accounts due to his retirement shall commence as soon as practical following the Valuation Date and concurrent with or next following his Normal Retirement Date unless deferred due to his continued employment to his actual termination of employment due to retirement after his Normal Retirement Date unless required to commence earlier under Section 6.11 or 6.12 of the Plan.

6.08 DETERMINATION OF BENEFITS UPON DISABILITY. Notwithstanding Section 6.01 of the Plan, a Participant who terminates his employment as a result of a Disability shall be 100% vested in his Accounts as of the date of termination of employment determined in accordance with Section 6.01 of the Plan. The distribution of a Participant's Accounts due to his termination of employment as a result of Disability shall commence as practical following the Valuation Date concurrent with or next following the date of termination of employment unless required to commence earlier under
      Section 6.11 or 6.12 of the Plan.

6.09 DETERMINATION OF BENEFITS UPON DEATH. Notwithstanding Section 6.01 of the Plan, upon the death of a Participant before his termination of employment, his entire Account shall be 100% vested and held for the benefit of his Beneficiary. Upon the death of a Former Participant whose employment terminated prior to his death and whose Accounts had not been distributed to him prior to his death, the vested portion of his Accounts, determined as of the date of his termination of employment, shall be held for the benefit of his Beneficiary. The distribution of a Participant's Accounts as a result of his death shall commence as soon as practical following the Valuation Date concurrent with or next following the Participant's termination of employment unless required to commence earlier under Section 6.11 or 6.12 of the Plan.

      The Benefits Committee may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Accounts of a deceased Participant or Former Participant as may be deemed desirable. The Benefits Committee's determination of death and of the right of any person to receive payment shall be conclusive and binding on all persons.

6.10 DETERMINATION OF BENEFITS UPON TERMINATION OF EMPLOYMENT. Upon the Participant's termination of employment before his Normal Retirement Age for any reason other than death or Disability, the Participant shall be entitled to the vested portion of his Accounts as of the date of termination of employment determined in accordance with Section 6.01 of the Plan. The distribution of a Participant's Accounts as a result of his termination of employment for a reason other than retirement on or after his Normal Retirement Date, death or Disability shall commence as soon as practical after the Valuation Date concurrent with or next following his termination of employment unless required to commence earlier under
      Section 6.11 or 6.12 of the Plan.

6.11 ERISA REQUIRED COMMENCEMENT DATE. Payment of a Participant's benefits, unless the Participant otherwise elects, will begin not later than the 60th day after the latest of the close of the Plan Year in which:

      (a)  The date on which the Participant attains age 65;

      (b) Occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

      (c)  The Participant terminates his service with the Employer.

      Any Participant who attains age 70 1/2 before January 1, 1999 may elect to receive distribution of his Accounts as if the Mandatory Commencement Date described in Section 6.12 below were the calendar year in which the Participant attains age 70 1/2.

6.12 MANDATORY COMMENCEMENT DATE. A Participant's entire interest in the Plan (which - does not include ancillary death benefits that are never available to the Participant, such as Qualified Joint and Survivor Annuities and Qualified Pre-Retirement Survivor Annuities, if any) shall be distributed to him not later than the April 1st of the calendar year which follows the later of (i) the calendar year in which the individual attains age 70 1/2 or (ii) the calendar year during which the Participant retires. Provided, however, that if the Participant is a 5% Owner (as defined in Code Section 416(i)(1)(B)(i)) with respect to the Plan Year during which the Participant attains age 70 1/2, the Participant's entire interest in the Plan shall be distributed to him not later than April 1st of the calendar year which follows the calendar year in which the individual attains age 70 1/2. Alternatively, distributions to a Participant may begin to be paid to the Participant by such date, provided that such payments are made over a period not extending beyond (or a combination thereof):

      (a)  The life of the Participant;

      (b)  The life of the Participant and a designated Beneficiary;

      (c) A period certain not extending beyond the life expectancy of the Participant; or

      (d) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

      Notwithstanding any provision in this Plan to the contrary, if a Participant's benefits have commenced and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death. However, the surviving Spouse may direct the commencement of benefits within a reasonable time after the death of the Participant.

      If a Participant dies before his distributions have commenced, such Participant's entire interest will be distributed within five years after his death. The preceding sentence shall not apply if:

      (e) any portion of a Participant's benefit is payable to (or for the benefit of) any individual designated (or if the applicable law permits, deemed designated) as a Beneficiary by the Participant and such portion will be distributed over a period not extending beyond the life expectancy of such Beneficiary and such distribution begins not later than one year after the date of the Participant's death (or such later date as is prescribed by regulations); or

      (f) if the designated Beneficiary is the Participant's surviving Spouse, then this Section 6.12(f) of the Plan shall apply as if the surviving Spouse was the Participant, except that the distribution need only begin on the date on which the Participant would have attained age 70 1/2 (rather than one year after the date of the Participant's death); provided, however, if the surviving spouse then dies before payments are required to begin, then the entire interest must be distributed within five years of the surviving Spouse's death.

      The life expectancy of the Participant or his designated Beneficiary will not be recalculated each year in order to determine the minimum distribution requirements for each year.

      Notwithstanding anything to the contrary, the surviving Spouse of the Participant can direct the commencement of benefits within a reasonable time after the death of a Participant, subject to the restrictions on immediate distributions under Treasury Regulation Section
      1.417(e)-l(b)(3).

      The provisions of this Section are not intended to confer distribution rights on the Participant beyond those provided under any other section of the Plan, but are only intended to incorporate limitations required by the Code.

      Notwithstanding anything in this Section 6.12 to the contrary, no commencement of benefits shall be required to comply with this Section
      6.12 to the extent that a Participant had made a written election under
      Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 no later than December 31, 1983 in accordance with Revenue Notice 83-23 or if a Participant is permitted to delay distributions until April 1, 1990 in accordance with Revenue Notice 89-42.

6.13 REQUIRED PARTICIPANT OR BENEFICIARY CONSENT TO DISTRIBUTE. Except as otherwise provided in Article XIV, if the value of a Participant's nonforfeitable Accounts payable under this Article VI exceeds $5,000 and if the benefit to be distributed is immediately distributable (prior to the Participant attaining (if not dead) the later of age 62 or Normal Retirement Age), the Participant shall be required to consent in writing to the distribution. No Beneficiary consent shall be required for any distribution under the Plan. If the Participant (and, if necessary, the Participant's spouse) does not consent to the immediate distribution, the distribution will be deferred until the Valuation Date coinciding with or next following the day the Participant attains age sixty-five.

6.14 FORM OF PAYMENT BEFORE JULY 1, 1996. With respect to all benefits which first become payable under the Plan before July 1, 1996, a Participant's entire interest in the Plan shall be paid in a single-sum payment as follows: Pre-Tax, Rollover and Transfer Accounts shall be paid in cash and Matching and Discretionary Accounts shall be paid in cash or kind, at the Participant's election (fractional shares shall be paid in cash). The amount of such cash distribution shall be determined by multiplying the number of whole shares of Company Stock allocated to the Participant's Accounts by the closing price of the Stock on the last business day concurrent with or immediately preceding the Valuation Date immediately preceding the date of distribution.

6.14A FORM OF PAYMENT AFTER JUNE 30, 1996. With respect to all benefits which first become payable under the Plan after June 30, 1996, a Participant or Beneficiary entitled to receive a benefit under the Plan shall be paid such benefit in the following manner:

      (a) The normal form of benefit for an unmarried Participant shall be a single-sum payment as described in Section 6.14A(b)(i) below. Except as otherwise provided in Article XIV, the normal form of benefit settlement of a Participant who is married shall be a Qualified Joint and Survivor Annuity, and the normal form of benefit for the surviving spouse of a deceased Participant shall be a Pre-Retirement Survivor Annuity.

      (b) The optional benefit forms which a Participant (or, if the Participant is married, the Participant and his spouse) may elect are as follows:

           (i) Lump Sum Distribution. Payment of the Participant's entire interest in the Plan in a single-sum payment. Such interest shall be paid in cash, except that the Participant may elect to receive Company stock credited to his account in kind (except for fractional shares).

           (ii) 50% or 100% Joint and Survivor Annuity. An annuity for the life of the Participant with a survivor annuity for the life of the Surviving Spouse which is equal to 50% or 100% of the amount of the annuity which is payable during the joint lives of the Participant and the Surviving Spouse, and which is the Actuarial Equivalent of a Qualified Joint and Survivor Annuity for the Participant and his Surviving Spouse.

           (iii) Installment Payments. Monthly, quarterly, semiannual, or annual cash installments over a specifically designated period of time not extending beyond the Participant's life, the joint lives of the Participant and his designated Beneficiary, the Participant's life expectancy, or the joint life expectancy of the Participant and his designated Beneficiary.

           (iv) Straight Life Annuity. An annuity for the life of the Participant which is the Actuarial Equivalent of 100% of the Participant's nonforfeitable benefit.

           (v) Straight Life Annuity With 10 Years Certain. An annuity for the life of the Participant or ten years following the Annuity Starting Date

                 (whichever period is longer), which is the Actuarial Equivalent of a straight life annuity for the Participant.

      (c) A Surviving Spouse who is entitled to a Pre-Retirement Survivor Annuity shall be able to elect any one of the options above with respect to the amount of the Pre-Retirement Survivor Annuity.

      (d) Benefits payable other than as a lump sum distribution or as installment payments under Section 6.14(b)(iii) shall be provided through the purchase of a nontransferable, conventional fixed annuity contract, providing payments at least annually and which satisfies the requirements of Code Section 401(a)(11) and 417.

      (e) Benefits otherwise payable hereunder shall be reduced by any portion thereof which is being used as security for a loan from the Plan.

6.15 AMOUNTS NOT DETERMINED. If the amount of a Participant's benefit cannot be determined by the date on which the benefit is to commence, the benefit shall be paid within 60 days after the earliest date on which such amount can be determined.

      If a Participant's benefit remains unpaid by reason of Section 9.05 and subsequently the Participant or Beneficiary entitled to such benefit is located and the benefit restored under Section 9.05, then such benefit shall be paid within 60 days after the restoration of the benefit.

6.16 NO EMPLOYER DISCRETION IN BENEFIT SELECTION OR DISTRIBUTION. Notwithstanding anything in this Plan to the contrary, the Employer shall have no discretion in the selection of any form of benefit to be paid to any Participant. The calculation and payment of selected benefits in accordance with the terms of the Plan and/or the application of any administrative provision to the calculation or payment of benefits in accordance with the terms of the Plan shall not be considered an exercise of discretion.

6.17  REQUIRED INFORMATION. Each Participant who elects in accordance with
      Section 6.14 to take an optional form of benefit under the Plan shall provide such information to the committee as the same shall require in order to implement the election. Failure to provide such information as may be required in order to effect such election shall result in the Participant receiving the normal form of benefit under the Plan.

6.18 LIMITATIONS ON BENEFITS AND DISTRIBUTIONS. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as those terms are defined in Code Section 414(p).

6.19 DIRECT ROLLOVER. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributes in a direct rollover.

      For purposes of this Section the following definitions shall apply:

      (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributes or the joint lives (or joint life expectancies) of the distributes and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      (2) An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

      (4) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

      If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-1l(c) of the Income Tax Regulations is given, provided that:

      (1) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

      (2) the participant, after receiving the notice, affirmatively elects a distribution.

6.20 CALCULATION OF DISTRIBUTIONS AFTER APRIL 1, 1996. Notwithstanding anything in this Plan to the contrary, the total benefit to which a Participant shall be entitled by reason of retirement, termination of employment, death, or any other triggering event occurring on or after April 1, 1996 shall equal the total balance of such Participant's Accounts as of the Valuation Date on which the investments credited to the Participant's Accounts are actually liquidated. All distributions which a Participant shall become entitled to receive by reason of a triggering event occurring on or after April 1, 1996 shall be made as soon as administratively practicable after the occurrence of such triggering event, and in no event later than the date required under Section 6.11 or 6.12 of the Plan.

6.21 DISTRIBUTIONS IN CONNECTION WITH DISPOSITION OF ASSETS OR SUBSIDIARIES. If an Employer disposes of substantially all of the assets used by such Employer in a trade or business, or if an Employer disposes of its interest in a subsidiary, distributions may be made by the Plan as permitted under Code Section 401(k)(10) to Participants who terminate their employment relationship with the Employer but who continue their employment relationship with the entity acquiring such assets or with the subsidiary.

6.22 DISTRIBUTIONS TO ALTERNATE PAYEES. Notwithstanding any provision in this Plan to the contrary, if an alternate payee is awarded a fixed dollar or percentage amount of a Participant's account balances under the Plan pursuant to a qualified domestic relations order, the amount so awarded may be distributed to such alternate payee at any time after such qualified domestic relations order becomes effective.

-----------------
END OF ARTICLE VI

                                   ARTICLE VII

                              WITHDRAWALS AND LOANS

7.01 WITHDRAWALS IN GENERAL. Withdrawals are permitted under the Plan as provided in Section 7.02, 7.04, and 7.05 below. All withdrawals under the Plan shall be paid in a single lump sum. Withdrawals under the Plan shall be subject to Federal income tax withholding as prescribed by Section 3405 of the Code and regulations thereunder.

7.02 HARDSHIP WITHDRAWALS. Upon the application of any Participant, the Benefits Committee, in accordance with a uniform nondiscriminatory policy, shall at any time permit such Participant to withdraw any portion of the following described Accounts, if the withdrawal is necessary in fight of immediate and heavy financial need of the Participant (described in Section 7.02(d)) and is necessary to satisfy such financial need. The amount of the withdrawal shall not exceed the amount required to meet the financial need.

      (a) The Participant may withdraw up to 100% of his Pre-Tax Account (after a Participant has withdrawn all of the value of his Rollover Account), excluding any earnings applicable to this Account after December 31, 1988.

      (b) The Participant may not have more than 3 hardship withdrawals in each Plan Year.

      (c) A distribution shall be deemed to be on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

           (1) Medical expenses described in Section 213(d) of the Code incurred by the Employee, the Employee's Spouse or any dependents of the Employee (as defined in Section 152 of the Code);

           (2) Purchase (excluding mortgage payments) of a principal residence of the Employee;

           (3) Payment of tuition for the next semester or quarter of post-secondary education for the Employee, his or her Spouse, children or dependents;

           (4) The need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence; or

           (5) Any extraordinary financial hardship deemed acceptable by the Commissioner of Internal Revenue Service.

      (d) The Employer shall be permitted to reasonably rely on a Participant's representations that a distribution is necessary to satisfy an immediate and heavy financial need if the distribution is not in excess of the amount of the immediate and heavy financial need of the Employee and cannot be relieved by:

           (1)  reimbursement or compensation by insurance or otherwise;

           (2) reasonable liquidation of the Employee's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

           (3) by cessation of pre-tax contributions or other Employee contributions under the Plan; and

           (4) other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

                For purposes of this subparagraph (e), the Employee's resources shall be deemed to include those assets of his spouse (if any) and minor children (if any) that are reasonably available to the Employee. However, property held for the Employee's child under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Employee.

      (e) A Participant making an application under this Section shall have the burden of presenting to the Benefits Committee evidence of such need, and the Benefits Committee shall not permit withdrawal under this Section without first receiving such-evidence. If a Participant's application for a hardship withdrawal is approved, the Benefits Committee shall then instruct the Trustee to make payment of the approved amount of the hardship withdrawal to the Participant.

      (f) The minimum amount a Participant can request as a hardship withdrawal from their Pre-Tax Account is $500.

      (g) Notwithstanding subsection (d) above, a distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of an Employee if all of the following requirements are satisfied:

           (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Employee;

           (2) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

           (3) The Plan, and all other plans maintained by the Employer, provide that the Employee's elective contributions and employee contributions will be suspended for at least 12 months after receipt of the hardship distribution; and

           (4) The Plan, and all other plans maintained by the Employer, provide that the Employee may not make elective contributions for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) for such next taxable year less the amount of such Employee's elective contributions for the taxable year of the hardship distribution.

7.03 LOANS. Effective from and after July 1, 1994, the Plan provides for loans to Participants from or against the vested interest in the Plan in accordance with the written Loan Policy adopted by the Benefits Committee, as such Loan Policy may be amended from time to time. Such written Loan Policy, as amended from time to time, is expressly incorporated herein by reference.

7.04 WITHDRAWALS FROM ROLLOVER ACCOUNTS. Upon the application of any Participant, the Benefits Committee shall at any time permit such Participant to withdraw all of any portion of his Rollover Account. No Participant may make more than one withdrawal from his Rollover Account during any Plan Year.

7.05 IN-SERVICE WITHDRAWALS AFTER AGE 59-1/2. Except in the case of a bankruptcy proceeding involving the Participant, upon the application of any Participant who has attained age 59-1/2, the Benefits Committee shall at any time permit such Participant to withdraw all or any part of the withdrawable portion of his vested Pre-Tax Account, his Discretionary Account, and/or his Matching Account. No Participant may make more than one withdrawal from these Accounts during any Plan Year.


------------------
END OF ARTICLE VII

                                  ARTICLE VIII

                             ADMINISTRATION OF PLAN

8.01 APPOINTMENT AND TERM OF COMMITTEE. The Board of Directors shall appoint one or more individuals to each of the Benefits Committee and the Investment Committee, the members of which shall serve until their resignation, death or removal.

      Any person who is a director, shareholder, officer or Employee of the Employer shall be eligible to serve on either or both Committees.

      Vacancies on either Committee arising by resignation, death, removal or otherwise shall be filled by the Board of Directors. Until such vacancies are filled, however, the remaining members of the Committee shall carry out the powers and duties of the Committee. The Board of Directors, within 30 days after the occurrence of a vacancy on the Committee, shall designate a successor to the open position.

      A member of either Committee may resign at any time by delivering his written notice of resignation to the Board of Directors, with or without cause or prior notice, to take effect on the specified date. The Board of Directors may remove a member of either Committee at any time by delivering a written notice of removal to the Committee member, with or without cause or prior notice, to take effect on the specified date.

8.02  POWERS AND RESPONSIBILITIES OF INVESTMENT COMMITTEE.

      (a) STATEMENT OF FUNDING POLICY. The Investment Committee shall establish a funding policy and method, including but not limited to determination of the short-term objectives for liquidity and long-term objectives for investment growth, or shall appoint a qualified person to do so. The Investment Committee shall review, not less often than annually, all pertinent Employee information and Plan data in order to adjust the established funding policy and method of the Plan to carry out the Plan's objectives. The Investment Committee shall communicate the funding policy and method, and any changes therein, periodically as it deems appropriate, to the Trustee and any Investment Manager.

      (b) APPOINTMENT OF INVESTMENT MANAGER. The Investment Committee shall possess the authority to appoint an Investment Manager or Managers to manage, including the power to acquire and dispose of, all or any of the assets of the Trust. In the event of any such appointment, the Investment Committee shall establish the portion of the assets of the Trust which shall be subject to the management of the Investment Manager and shall so notify the Trustee in writing. Neither the Investment Committee nor the Trustee shall have investment responsibility with respect to those assets subject to the investment direction of the Investment Manager. Notwithstanding the foregoing, the Investment Committee shall possess the authority to direct the Trustee as to the investment of Plan assets. In the event the Investment Committee exercises such power, the Trustee shall have no investment responsibility with respect to those assets subject to the investment direction of the Investment Committee.

      (c) APPOINTMENT OF ADVISORS. The Investment Committee or the Trustee with the consent of the Committee may appoint counsel, specialists, advisers, and other persons as the Committee or the Trustee deems necessary or desirable in connection with the administration of this Plan.

      (d) ADMINISTRATION OF PROGRAM OF SELF-DIRECTION OF INVESTMENTS BY PARTICIPANTS. The Investment Committee shall administer the program for self-direction of Accounts by Participants in accordance with
           Section 9.10 below and Section 404(c) of ERISA. So long as the participants in the Plan continue to have the right to direct the investment of their Plan account balances among various mutual funds or other investment alternatives (the "Investment Alternatives"), the Investment Committee shall:

           (1) Select the Investment Alternatives, monitor their performance, and change the menu of Investment Alternatives when and as appropriate.

           (2) Review periodically the Investment Alternative portfolios (if any), and rebalance such portfolios as and when needed.

           (3) Select a "default" Investment Alternative for Participants who fail to direct the investment of their Plan account balances.

           (4) Establish, maintain, and publicize the Plan's procedures whereby the Participants can direct the investment of their Plan account balances.

           (5) Provide or cause to be provided to Participants adequate information concerning the Investment Alternatives, investment managers, transaction fees, and the like.

           (6) Monitor the investment education services provided to Participants by the Plan (if any) to make sure that such activities are within the safe-harbor rules of ERISA Interpretive Bulletin 96-1.

           (7) Establish and administer a procedure for passing through to Participants the voting rights and similar ownership rights associated with their Plan account investments.

           (8) Appoint an independent fiduciary to carry out activities involving a potential for undue employer influence with respect to Company Stock held in Plan accounts (e.g., activities relating to pass-through of voting rights, tender rights, or other shareholder rights).

           (9) Engage a qualified investment advisory firm to advise the Committee in performing the functions listed above.

      (a) SPECIFIC POWERS AND DUTIES. The primary responsibility of the Benefits Committee is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Benefits Committee shall administer the Plan in accordance with the terms hereof and shall have the power to determine all questions arising in connection with the administration, interpretation and application of the Plan and as more specifically set out in this Section and other sections of the Plan, except for investment matters within the purview of the Investment Committee. The Benefits Committee may correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of this Plan, provided however, that any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan and trust under the terms of Code Sections 401(a) and 501(a) and ERISA and all regulations issued pursuant thereto.

      (b) CERTAIN AMENDMENT AUTHORITY. The Benefits Committee shall have the power to make amendments to the Plan on behalf of the Employer without prior approval of the Board of Directors of administrative and/or qualifying (changes required by the IRS or the DOL or a Court of competent jurisdiction) natures. Such amendments are authorized to be executed on behalf of the employer by a member of the Benefits Committee.

      (c) OVERSIGHT AND REVIEW. The Benefits Committee shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of the Plan or pursuant to procedures established hereunder, except for investment matters within the purview of the Investment Committee. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct on evaluation or through other appropriate means.

           The Benefits Committee shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

           (1) Resolving all questions relating to the eligibility of Employees to participate or remain Participants hereunder;

           (2) Computing, certifying, and directing, the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitle hereunder;

           (3) Authorizing and directing the Trustee with respect to all non-discretionary or otherwise directed disbursements from the Trust;

           (4) Maintaining all necessary records for the administration of the Plan;

           (5) Interpreting the provisions of the Plan and making and publishing such rules for regulation of the Plan as are consistent with the terms hereof;

           (6) Determining the size and type of any annuity contract to be purchased from any insurer, and designating the insurer from which such contract shall be purchased;

           (7) Computing and certifying to the Employer and to the Trustee from time to time the sums of money necessary to desirable to be contributed to the Plan;

           (8) Providing information to any Participant regarding his rights, benefits, or elections available under the Plan;

           (9) Furnishing the Employer with information which the Employer may require for tax or other purposes;

           (10) To enforce the terms of the Plan and the rules and regulations the Committee adopts;

           (11) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan; and

           (12) To determine the value of a Participant's Accounts and the nonforfeitable percentage of each Participant's Accounts.

      (d) OTHER POWERS AND DUTIES. The Benefits Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

8.03 ALLOCATION OF DUTIES AMONG COMMITTEE MEMBERS. Each Committee may select a Chairman from among its members. A Secretary may also be appointed by the Committee who may or may not be a member of the Committee. The Chairman shall preside at all meetings of the Committee unless, in his absence, a Vice Chairman selected by the Committee presides. The Secretary shall keep all minutes of Committee proceedings and such records and documents as are necessary for the proper administration of the Plan. In the event that only one person is appointed to the Committee, such person shall, for all intents and purposes, be the Chairman of the Committee.

      If more than one person is appointed to serve on a Committee, the responsibilities of each member may be specified by the Sponsor and accepted in writing by each member. In the event that no such delegation is made by the Sponsor, the Committee members may, by written instrument, allocate the responsibilities among themselves, in which event the Committee shall notify the Sponsor and the Trustee in writing of such action and specify the responsibilities of each member of the Committee. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate member of the Committee until such time as the Sponsor or the Committee files with the Trustee a written revocation of such designation.

8.04 COMPENSATION OF COMMITTEE MEMBERS. Committee members may receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of duties with the Plan; except that no person so serving on the Committee who already receives full-time pay from the Employer or an association of Employers whose Employees are Participants in the Plan, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

8.05 MANNER OF ACTING. Except where there has been an allocation and delegation of administrative authority pursuant to Section 8.03, if there shall be more than one member of a Committee, they shall act by a majority of their number.

      The Chairman or the Secretary of a Committee may execute any certificate or other written evidence of the action of the Committee. A Committee may delegate any of its rights, powers and duties to any one or more of its members, including the power to execute any document on behalf of the Committee, in which event the Committee shall notify the Board of Directors, the Employer and the Trustee of the name or names of its members so designated. The Trustee thereafter shall accept and rely upon any document executed by such member of members as representing action by the Committee until the Committee shall file with the Board of Directors, the Employer and the Trustee a written revocation of such designation.


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

8.06 RECORDS AND REPORTS. Each Committee shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

8.07 INFORMATION FROM EMPLOYER. The Employer shall furnish the Trustee with proper written evidence of the names of the individuals duly appointed to each Committee and authorized to carry out the duties and responsibilities thereof and of any resignations, deaths, removals or replacements of members of the Committee.

      To enable the Benefits Committee to perform its functions, the Employer shall supply full and timely information to each Committee on all matters relating to the compensation of all Participants, Hours of Service, Years of Service, occurrences of retirement, death, Disability, or termination of employment, and such other pertinent facts and data as the Committee may require; and the Committee shall advise the Trustee of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Committee and Trustee may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

8.08 PAYMENT OF EXPENSES. Any bond which may be required by applicable laws or regulations for the performances of duties by members of a Committee and all reasonable and necessary costs, expenses, and liabilities incurred by the Committee in the supervision and administration of the Plan which are not paid by the Employer shall be a charge against the Plan assets and shall be paid there from by the Trustee as directed in writing by the Committee.

      All expenses of administration may be paid out of the Plan assets unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Committees, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Plan assets. However, the Employer may reimburse the Trust for any administration expenses incurred pursuant to the above. Any administration expense paid to the Trust as a reimbursement shall not be considered as a company contribution.

8.09 DISCRETION. Each Committee shall discharge its duties with respect to the Plan in the sole interest of the Participants and their Beneficiaries, using the care, skill and discretion that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character under the circumstances then prevailing. The Investment Committee, in communicating the funding policy to the Trustee and any Investment Manager appointed to serve the Plan, shall instruct them to diversify the investments of the Trust so as to minimize the risk of large losses unless it is clearly prudent not to do so under the circumstances.

8.10 LIABILITY OF THE COMMITTEE. No member of a Committee shall be liable for any act or omission on his own part of for any other member of the Committee, the Trustee, any Investment Manager appointed to serve the Plan or any other Fiduciary or agent appointed to serve the Plan, except to the extent required by law and for which liability cannot be waived.

8.11 EMPLOYER LIABILITY. The Employer assumes no obligation or responsibility to any of its Employee's, Participants or Beneficiaries for any act of, or failure to act, on the part of the Committees, the Trustee or any other Fiduciary, except to the extent such liability cannot be waived by law.

8.12 BONDING. Every Fiduciary, except a bank or an insurance company, unless exempted by ERISA and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the fund such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of the bond shall be determined at the beginning of each Plan Year by the amount of funds handled by each such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(12) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything, herein to the contrary, the cost of such bonds shall be an expense of the Plan and may, at the election of the Benefits Committee, by paid from the Plan assets or by the Employer.

8.13 INDEMNIFICATION. The Employer shall indemnify each member of each Committee and each member of its Board of Directors from and against any and all liabilities, costs, or expenses incurred as a result of any act or omission to act in connection with the performance of fiduciary duties or responsibilities, if any, under this Plan and applicable laws and regulations, but not for liabilities and claims arising from such Fiduciary's will misconduct or gross negligence.

      It is specifically provided that the Employer may purchase out of its own funds or the Trustee may purchase out of the Trust Fund insurance for the members of a Committee and any other Fiduciary appointed by the Board of Directors, the Employer or the Committee, and for the Trust Fund itself, to cover liability or losses occurring by reason of the act or omission of any one or more of the members of the Committee or any other Fiduciary appointed to serve the Plan, provided such insurance permits recourse by the insurer against such Fiduciaries concerned in a case for breach of a Fiduciary obligation by one or more Fiduciaries covered thereby.

8.14 MULTIPLE FIDUCIARY CAPACITIES. Any individual, organization, firm or other entity may serve in more than one Fiduciary capacity with respect to this Plan, including the ability to serve both as Trustee and as a member of one or both of the Committees.

8.15 INFORMATION TO PARTICIPANTS. The Committees shall make available to each Participant and any Beneficiary such record, document and other data as is required by ERISA and such Participant or Beneficiary shall have the right to examine such records at reasonable time during business hours. Nothing contained in this agreement, however, shall give any Participant or Beneficiary the right to examine any data or records reflecting the compensation or benefits paid to any other individual Participant or Beneficiary.

8.16 RELIANCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Committees and the Trustee shall be fully protected in acting and relying upon any evidence described in this Section 8.16.

8.17 NO DECISIONS BY INTERESTED PARTY IN OWN BENEFIT. A member of a Committee who is also a Participant in the Plan shall not vote or act upon any matter relating solely to himself unless there is only one member of the Committee.

-------------------
END OF ARTICLE VIII

                                   ARTICLE IX

                      PARTICIPANT ADMINISTRATIVE PROVISIONS
                                       AND
                                CLAIMS PROCEDURE

9.01 BENEFICIARY DESIGNATIONS. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be on a form approved by the Benefits Committee and will be effective only when such form is filed with the Benefits Committee during the Participant's lifetime.

      Each Beneficiary designation filed with the Benefits Committee will cancel all Beneficiary designations previously filed with the Benefits Committee. In the event a married Participant designates a Beneficiary other than his Spouse, his Spouse must acknowledge the effect of designating an alternate Beneficiary (or change in the form of benefit) and consent to the specifically named alternate Beneficiary(ies) (or to the form of benefit payment) in writing, and such consent must be witnessed by a notary public or a representative of the Benefits Committee. This consent must be on file with the Benefits Committee before the Beneficiary designation can be honored. A spousal consent filed with the Benefits Committee shall be applicable only with respect to the Spouse who has signed such form.

9.02 NO BENEFICIARY DESIGNATIONS. If a married Participant fails to designate a Beneficiary or if a married Participant names a Beneficiary other than his Spouse and the Spouse's consent is not on file with the Benefits Committee, the Participant's entire Account balance shall be paid to his Surviving Spouse.

      If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits, the Benefits Committee in its discretion, may direct the Trustee to distribute such Participant's benefits (or the balance thereof) equally among all the persons, in the first of the following classes of preference Beneficiaries, in which there shall be any person surviving such
      Participant:

      (a)  the Participant's children;

      (b)  the Participant's parents;

      (c)  the Participant's brothers and sisters;


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

      (d)  the Participant's executor or administrator.

9.03 PERSONAL INFORMATION TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Benefits Committee such evidence, data or information as the Benefits Committee considers necessary or desirable for the purposes of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Committee, provided the Benefits Committee shall advise each Participant of the effect of his failure to comply with its request.

9.04 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Benefits Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Benefits Committee, or as shown on the records of the Employer shall bind the Participant, or Beneficiary for all purposes of this Plan.

9.05 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shah, at the expiration of two year after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known post office address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, such amount shall be utilized in the same manner as a forfeiture pursuant to this agreement. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored.

9.06 NOTICE OF CHANGE IN PLAN TERMS. The Benefits Committee, within the time prescribed by the Act and the applicable regulations, shall furnish all Participants and Beneficiaries a summary plan description and a summary description of any material modification to the Plan or notice of discontinuance of the Plan and all other information required by the Act to be furnished without charge.

9.07 REVIEW OF PLAN DOCUMENTS AND INFORMATION. Any Participant or Beneficiary of a deceased Participant may examine copies of the Plan, its summary descriptions, the latest annual report, any bargaining agreement, this agreement and the Trust Agreement, contract or any other instrument under which the Plan was established or is maintained. The Benefits Committee will maintain all of the items listed in this Section 9.07 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under the Act, for examination during reasonable business hours. Upon the written request of a Participant or a deceased Participant's Beneficiary, the Benefits Committee shall furnish him with a copy of any


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

      item listed in this Section 9.07. The Benefits Committee may make a reasonable charge to the requesting party for the copies so furnished.

9.08 CLAIMS PROCEDURE. Claims for benefits under the Plan may be filed with the Benefits Committee on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application thereof is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

9.09 CLAIMS REVIEW PROCEDURE. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Benefits Committee pursuant to Section 9.08 shall be entitled to claim by filing with the Benefits Committee (on a form which may be obtained from the Benefits Committee) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Benefits Committee no later than sixty days after receipt of the written notification provided for in
      Section 9.08. The Benefits Committee shall then conduct a hearing within the next fifty days, at which time the claimant may be represented by an attorney or any other representative of his choosing and at which time the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or upon five business days written notice to the Benefits Committee) the claimant or his representative shall have an opportunity to review all documents in the possession of the Benefits Committee which are pertinent to the claim at issue and its disallowance. Either the claimant or the Benefits Committee may cause a court reporter to attend the hearing and hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Benefits Committee within sixty days of receipt of the appeal unless there has been an extension of sixty days and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

9.10 INDIVIDUALLY DIRECTED INVESTMENTS. A Participant or former Participant may elect how their accounts shall be invested among the various investment alternatives established under the Plan from time to time by the Investment Committee. The Investment Committee shall furnish to each Participant and former Participant sufficient information for them to make informed decisions with regard to the investment alternatives available under the Plan. It is intended that this section 9.10 will be administered by the Investment Committee in a manner which satisfies the requirements of the regulations issued under ERISA Section 404(c).

      The Investment Committee shall from time to time establish and shall communicate in writing to Participants and former Participants the various restrictions and procedures applicable to their individual direction of their investments. All such restrictions and procedures shall be applied on a uniform and nondiscriminatory basis to all similarly situated individuals, and shall be in compliance with the requirements of the regulations under ERISA Section 404(c).

      The accounts of a Participant or a former Participant form whom no investment direction is received by the Investment Committee shall be invested by the Trustee as it deems appropriate.

      The Investment Committee shall have the authority to select the various investment alternatives under the Plan, and shall have the ability to make such changes as it deems prudent in the investment alternatives available to Participants and former Participants. Any changes in investment alternatives shall be handled in a manner which allows for provision of adequate written notice to all Participants and former Participants and which allows them an appropriate time period for adjusting their investment directions in light of such changes in the available investment alternatives.

-----------------
END OF ARTICLE IX

                                    ARTICLE X

                              TOP-HEAVY PROVISIONS

10.01 GENERALLY. For any Plan Year in which the Plan is a Top-Heavy Plan, the requirements of Sections 10.02 and 10.03 must be met in accordance with
      Section 416 of the Code and the regulations thereunder.

10.02 MAXIMUM PAY. Annual pay of any Employee shall not be taken into account under the Plan in excess of $150,000 for Plan Years beginning after December 31, 1993 (such amount to be adjusted annually for increases in the cost of living in accordance with Section 416(d) of the Code).

10.03 MINIMUM CONTRIBUTIONS. Minimum Employer contributions for a Participant who is not a Key Employee shall be required under the Plan for the Plan Year as follows:

      (a) The amount of the minimum contributions shall be the lesser of the following percentages of Compensation (reduced by forfeitures allocated to a Participant's Account):

           (1)  three percent or,

           (2) the highest percentage at which such contributions are made under the Plan for the Plan Year on behalf of a Key Employee.

                (A) For purposes of this paragraph (2), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

                (B) This paragraph (2) shall not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                (C) For purposes of this paragraph (2), the calculation of the percentage at which contributions are made for a Key Employee shall be based only on his pay not in excess of $200,000, such amount to be adjusted annually for increases in the cost of living in accordance with Section 416(d) of the Code.

                (D) If the highest rate allocated to a Key Employee for a year in which the Plan is Top-Heavy is less than 3%, any amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

      (b) There shall be disregarded for purposes of this Section 10.03 any contributions or benefits under chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or State law.

      (c) For purposes of this Section 10.03, the term "Participant" shall be deemed to refer to all Participants who have not separated from service at the end of the Plan Year including, without limitation, individuals who declined to elect or make contributions to the Plan.

      (d) Any Employer contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

      (e) For any Plan Year for which the Plan is a Top-Heavy Plan, the Participants shall vest in their Discretionary and Matching Contribution Accounts in accordance with the following schedule:

                   Years of Service          Vested Percentage
                   ----------------          -----------------
                      Less than 3                   0%
                       3 or more                  100%


           A shift between vesting schedules under this Section 10.03 is an amendment to the vesting schedule and the Committee must apply the rules of Section 6.03 accordingly. A shift to a new vesting schedule under this Section 10.03 is effective on the first day of the Plan Year for which the top heavy status of the Plan changes.

10.04 SUPER TOP-HEAVY PLANS. If, for any Plan Year in which the Plan is a Top-Heavy Plan it is also a Super Top-Heavy Plan, then for purposes of the limitations on contributions and benefit under Section 415 of the Code, the dollar limitations in the defined benefit plan fraction and the defined contribution plan fraction shall be multiplied by 1.0 rather than
      1.25. However, if the application of the provisions of this Section 10.04 would cause any individual to exceed the combined Section 415 limitations on contributions and benefits, then the application of the provisions of this Section 10.04 shall be suspended as to such individual until such time as he no longer exceeds the combined Section 415 limitations as modified by this Section 10.04. During the period of such suspension, there shall be no Employer contributions, forfeitures or voluntary nondeductible contributions allocated to such individual under this or any other defined contribution plan of the Employer and there shall be no accruals for such individual under any defined benefit plan of the Employer.

10.05 DETERMINATION OF TOP HEAVINESS. The determination of whether a plan is Top-Heavy shall be made as follows:

      (a) If the Plan is not required to be included in an Aggregated Group with other plans, then it shall be Top-Heavy only, if when considered by itself, it is a Top-Heavy Plan and it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

      (b) If the Plan is required to be included in an Aggregation Group with other plans, it shall be Top-Heavy only if the Aggregation Group, including any permissively aggregated plans, is Top Heavy.

      (c) If a plan is not a Top-Heavy Plan and is not required to be included in an Aggregation Group, then it shall not be Top-Heavy even if it is permissively aggregated in an Aggregation Group which is a Top-Heavy Group.

10.06 DETERMINATION OF SUPER TOP HEAVINESS. A plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under the provisions of Section 10.07, but substituting "90 percent" for "60 percent" in the ratio test in
      Section 10.07.

10.07 CALCULATION OF TOP-HEAVY RATIOS. A plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group with respect to any Plan Year as of the Determination Date, if the sum as of the Determination Date of the Cumulative Accrued Benefits and the Cumulative Accounts of Employees who are Key Employees for the Plan Year, exceeds 60 percent of a similar sum determined for all Employees, excluding former Key Employees.

10.08 CUMULATIVE ACCOUNTS ACCRUED BENEFITS. The Cumulative Accounts and Cumulative Accrued Benefits for any Employee shall be determined as follows:

      (a) "Cumulative Account" shall mean the sum of the amount of an Employee's accounts under a defined contribution plan (for an unaggregated plan) or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the most recent Plan Valuation Date within a 12-month period ending on the Determination Date, increased by any contributions due after such Valuation Date and before the Determination Date.

      (b) "Cumulative Accrued Benefit" means the sum of the present value of an Employee's accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions set forth in such plan or plans, as of the most recent Plan Valuation Date within a 12-month period ending on the Determination Date as if the Employee voluntarily terminated service as of such Valuation Date.

      (c) Accounts and benefits shall be calculated to include all amounts attributable to both Employer and Employee contributions but excluding amounts attributable to voluntary deductible Employee contributions.

      (d) Accounts and benefits shall be increased by the aggregate distributions during the five-year period ending on the Determination Date made with respect to an Employee under the plan or plans as the case may be or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group.

      (e) If any Employee has not performed services for the Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, any accrued benefit for such Employee (and the account of such Employee) shall not be taken into account.

      (f) Rollovers and direct plan-to-plan transfers shall be handled as follows:

           (1) If the transfer is initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer, the transferring plan continues to count the amount transferred under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count it if accepted prior to December 31, 1983.

           (2) If the transfer is not initiated by the Employee or is made between plans maintained by the Employer, the transferring plan shall no longer count the amount transferred and the receiving plan shall count the amount transferred.

           (3) For purposes of this Subsection (e), all employers aggregated under the rules of Sections 414(b), (c) and (m) of the Code shall be considered a single employer.

10.09 OTHER DEFINITIONS. For purposes of this Article X, the following definitions shall apply, to be interpreted in accordance with the provisions of Section 416 of the Code and the regulations thereunder:

      (a) "Aggregation Group" means a plan or group of plans which includes all plans maintained by the employers in which a Key Employee is a participant or which enables any plan in which a Key Employee is a participant to meet the requirements of Code Section 401(a)(4) or Code Section 410, as well as all other plans selected by the Employer for permissive aggregation inclusion of which would not prevent the group of plans from continuing to meet the requirements of such Code Sections.

      (b) "Compensation" shall have the meaning set forth in Regulation Section 1.415-2(d)(1) and (2), except that for purposes of this Article X, salary deferral contributions and other deferred compensation contributions made to the Plan by the Employer shall be included in compensations.

      (c) "Determination Date" means, with respect to any Plan Year: (1) the last day of the preceding Plan Year, or (2) in the case of the first Plan Year of any plan, the last day of such Plan Year.

      (d) "Employee" means, for purposes of this Article X, any person employed by an Employer and shall also include any Beneficiary of such person, provided that the requirement of Sections 10.02 and 10.03 shall not apply to any person included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or employers.

      (e) "Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b) which includes the Employer or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code
           Section 414(c)) with the Employer, or a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer.

      (f)  "Hour of Service" shall have the meaning set forth in Section 2.29.

      (g) "Key Employee" means as of any defecation date, any Employee, former Employee, or Beneficiary of a former Employee who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

           (1) An officer of an Employer having annual Compensation greater than 150% of the limitation in effect under Code Section 415(c)(1)(A) for any such Plan Year, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or ten percent of the Employees) have higher annual Compensation.

           (2) An owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's annual Compensation exceeds 100 percent of the dollar limitation in effect under Code Section 415(c)(1)(A). For purposes of this paragraph (2), if two Employees have the same interest, the one with the greater Compensation shall be treated as owning the larger interest.

           (3) Any person owning (or considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of a Employer or stock possessing more than five percent of the total combined voting power of such stock.

           (4) A person who would be described in paragraph (3) above if "one percent" were substituted for "five percent" each place it appears in paragraph (3) above, and who has annual Compensation of more than $150,000. For purposes of determining ownership under this Subsection 10.09(g), Code Section 318(a)(2)(C) shall be applied by substituting "five percent" for "50 Percent" and the rules of Subsections (b), (c) and (m) of Section 414 of the Code shall not apply.

      (h) "Year of Service" means a year which constitutes a "Year of Service" under the rules of paragraphs (4), (5) and (6) of Code Section 411(a) to the extent not inconsistent with the provisions of this Article X.

      (i)  "Non-Key Employee" means an Employee who is not a Key Employee.


----------------
END OF ARTICLE X

                                   ARTICLE XI

            AMENDMENT, TERMINATION AND MISCELLANEOUS PLAN PROVISIONS

11.01 INTENT TO QUALIFY. This Plan is intended to be a qualified employee benefit pension plan within the meaning of Code Section 401(a). The trust portion of the Plan is intended to be an exempt trust within the meaning of Code Section 501(a).

11.02 EXCLUSIVE BENEFIT/PROHIBITION ON DIVERSION OF ASSETS. This Plan has been executed for the exclusive benefit of the Participants and their Beneficiaries. So far as possible, this Plan shall be interpreted and administered in a manner consistent with this intent and with the intention of the Employer that this Plan shall at all times fully comply with the requirements of applicable laws and regulations. Neither the Employer nor either Committee shall exercise any power or right to do or perform any act which is in conflict with or violates such laws and regulations. Any power or right granted under this Plan or retained by the Employer shall be void to the extent that its exercise or retention shall violate laws and regulations. The Employer shall make any and all retroactive amendments to this Plan that are required under applicable laws and regulations in order to establish and maintain the Plan in conformity as a qualified Plan pursuant to Section 401(a) of the Code and the Trust which is a part hereof exempt pursuant to Section 501(a) of the Code.

      Except as provided in Section 4.10 and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, retired Participants, or their Beneficiaries.

11.03 ERISA STATUS. This Plan shall be considered to be an employer pension benefit plan under ERISA Section 3(l).

11.04 NONDISCRIMINATION. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

11.05 NONALIENATION OF BENEFITS. Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner to be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person and the same shall not be recognized by the Trustee, except to the extent as may be required by law.

      The preceding paragraph shall not apply to the extent that a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this agreement. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such portion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Benefits Committee, at the direction of the Benefits Committee, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Benefits Committee that such indebtedness is to be so paid in while or part from his nonforfeitable Accounts. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his nonforfeitable Accounts, he shall be entitled to a review of the validity of the claim in accordance with the Claims and Claims Review Procedures under the Plan.

      The preceding paragraphs shall not apply to a qualified domestic relations order and such other domestic relations orders permitted to be so treated by the Benefits Committee under the provisions of the Retirement Equity Act of 1984.

      The Benefits Committee shall establish a written procedure to determine the qualified status of any domestic relations orders received by the Plan and to administer distributions under such qualified orders.

      All rights and benefits, including elections provided to Participants, their Spouses or Beneficiaries, shall be subject to the rights accorded "alternate payees" under "qualified domestic relations orders" as such terms are defined in Code Section 414(p). To the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the Spouse, or surviving Spouse for all purposes under the Plan.

11.06 APPLICABLE LAW. This Plan shall be construed and administered in accordance with ERISA and the laws of the State of Texas, to the extent that such laws are not preempted by ERISA.

11.07 TITLES AND HEADINGS NOT TO CONTROL. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any interpretation of the provisions herein.

11.08 GENDER AND NUMBER. Words used herein in the masculine or feminine gender shall be construed as the feminine or masculine gender, respectively, where appropriate. Words used in the singular or plural shall be construed as the plural or singular, respectively, where appropriate.


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

11.09 SEVERABILITY. Should any provisions of this Plan be determined to be void by any Court of competent jurisdiction, the Plan will continue to operate, subject to the Board of Director's right to amend or terminate it as provided in Section II. 15 below, and, for the purposes of the jurisdiction of the Court only, will be deemed not to include the provision determined to be void.

11.10 NO CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Participant or Employee, or to be a consideration for or inducement to employment of any person. Nothing herein contained shall be construed to give any Participant or Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to terminate the employment of any Participant at any time.

11.11 NO DUPLICATION OF BENEFITS. There shall be no duplication of benefits under the Plan because of employment by more than one participating Employer.

11.12 LEGAL ACTION. In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Benefits Committee may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Committee, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

11.13 PROTECTIVE CLAUSE. Neither the Sponsor, the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any insurance contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such contract, or for the action of any person which may delay payment or render a contract null and void or unenforceable in whole or in part.

11.14 ACTION BY EMPLOYER OR SPONSOR. Whenever the Sponsor or Employer under the terms of this agreement is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

11.15 RIGHT TO AMEND AND TERMINATE. The Employer hopes and expects to continue the Plan and the payment of contributions indefinitely, but continuance is not assumed as a contractual obligation. Therefore, the Employer reserves the right to: amend, in whole or part, terminate in whole or part, or discontinue contributions in whole or part, the Plan at any time and from time to time without the consent of any other party, subject to the restrictions set out below.

      At no time shall any amendment:

      (a) Violate the exclusive benefit clause Section 11.02 or the prohibition on diversion of assets clause of the same section;

      (b) Affect the duties, rights or responsibilities of the Trustee, the Plan Administrator or the Benefits Committee without the written consent of the affected party;

      (c) Decrease the Accounts of a Participant, except to the extent permitted by Code Section 412(c)(8) or such other law, regulation or ruling which specifically permits the reduction of same.

           An amendment (including the adoption of this Plan as a restatement of the Prior Plans) shall be treated as prohibitively decreasing a Participant's Accounts determined immediately before the adoption of such amendment if it has the effect of either:

           (1) eliminating or reducing an early retirement benefit or a retirement type subsidy (except-as permitted by law or regulations), or

           (2) eliminating an optional form or benefit (except as permitted by law or regulations).

      All amendments shall be in writing and shall state the date to which it is either retroactively or prospectively effective.

11.16 CONSENT TO AMENDMENT BY TRUSTEE IF DUTIES INCREASED. No amendment which affects the rights, duties or the responsibilities of the Trustee, Committee or Investment Manager may be made without such party's written consent. The Trustee shall not be required to execute any such amendment unless the Trust Agreement is amended thereby.

11.17 TERMINATION OF THE PLAN. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan and to terminate, at any time, this Plan and the Trust. The Plan shall terminate upon the first to occur -of the following:

      (a)  The date terminated by action of the Employer,

      (b) The date the Employer shall be judicially declared bankrupt or insolvent, or

      (c) The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall become the Employer under the Plan.

      Upon termination of the Plan, the distribution provisions of the Plan shall remain operative, with the following exceptions:

      (d) if a Participant's nonforfeitable Accounts do not exceed $5,000, the Benefits Committee shall direct the Trustee to distribute the Participant's nonforfeitable Accounts to him in a lump sum cash payment as soon as administratively practicable after the Plan terminates; and

      (e) if a Participant's nonforfeitable Account exceeds $5,000, the Participant or his Beneficiary, in addition to the distribution events permitted under the Plan, may elect in writing to have the Trustee commence distribution of his nonforfeitable Accounts as soon as administratively practicable after the Plan terminates.

      To liquidate the Trust, the Investment Committee will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's nonforfeitable Accounts exceed $5,000 and the Participant does not elect an immediate distribution pursuant to paragraph (e) above.

      The Trust shall continue until the Trustee in accordance with the direction of the Benefits Committee has distributed all of the benefits under the Plan. A resolution or amendment to freeze all future Employer contributions but otherwise to continue to maintain this Plan, shall not be a termination for purposes of this Section 11.17.

11.18 VESTING UPON PLAN TERMINATION. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan or the complete discontinuance of contributions, an affected Participant's right to his Accounts derived from Employer contributions shall be one hundred percent vested and nonforfeitable to the extent funded.

11.19 MERGERS, CONSOLIDATIONS AND TRANSFERS. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund with respect to such Participants shall be transferred to the other trust fund only if:

      (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer,

      (b) Actions of the Sponsor under this Plan, or of any new or successor Sponsor of the affected Participants, shall authorize such transfer or assets, and, in the case of the new or successor sponsor of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new sponsor's plan, and

      (c) Such other plan and trust are qualified under Code Section 401(a) and 501(a).

      The following plans have been merged into the Plan between the Effective Date and July 1, 1998:


                         PLAN                          EFFECTIVE DATE OF MERGER
                         ----                          ------------------------
          Profit Sharing Plan for Employees of the          April 1, 1995
                         USPCI Group

            Rollins Environmental Services, Inc.             June 1, 1997
                Savings and Investment Plan

             Safety-Kleen Corp. Savings and                 August 1, 1998
                    Investment Plan

11.20 NAMED FIDUCIARIES. The "Named Fiduciaries" of this Plan are: (a) the Employer, (b) the Sponsor, (c) the Benefits Committee, (d) the Investment Committee, (e) the Trustee and (f) any Investment Manager appointed hereunder. The Named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this agreement. In general, the Employer shall have the sole responsibility for making the contributions for the Participants who are its Employees provided for under Article IV. The Sponsor shall have the sole authority to appoint and remove the Trustee and the Committee; and to amend or terminate, in whole or in part, this agreement. The Committee shall have the sole responsibility for the administration of this agreement, which responsibility is specifically described in this agreement. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in this agreement. Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this agreement, authorizing or providing for such direction, information or action. Furthermore, each Named Fiduciary may rely upon any such direction, information or action of another Named Fiduciary as being proper under this agreement, and is not required under this agreement to inquire into the propriety of any such direction, information or action. It is intended under this agreement that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this agreement. No Named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

11.21 SUCCESSORS. In the event of the dissolution, merger, consolidation or reorganization of the Sponsor or an Employer under the Plan, provision may be made by which the Plan will be continued by the successor to the Sponsor or such Employer. In such event, such successor shall be substituted for the Sponsor or Employer, as the case may be, under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Sponsor or such Employer under the Plan.

11.22 FIDUCIARIES NOT INSURERS. The Fiduciaries under the Plan in no way guarantee the Trust Fund from investment loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Benefits Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

11.23 NO LIABILITY. The Employer assumes no obligation or responsibility to. any of its Employees, Participant's or their Beneficiaries for any act of, or failure to act, on the part of a Committee, the Trustee or any Investment Manager.

11.24 NOTICE AND WAIVER OF NOTICE. Whenever written notice is required to be given under this Plan, such notice shall be deemed given on the date that such written notice is deposited at a United States Postal Service station, first class postage paid. Notice may be waived by any party entitled otherwise to receive written notice concerning any matter under this Plan.

11.25 EVIDENCE FURNISHED CONCLUSIVE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Fiduciaries under the Plan shall be fully protected in acting and relying upon any evidence described under this
      Section 11.25.

11.26 RETURNED PAYMENTS. If no one claims a payment or a distribution made from the Trust, or if a payment which was mailed to the last known post office address of a Participant or Beneficiary is returned because the addressee failed to claim the payment, the Trustee shall promptly cease benefit payments to such Participant, redeposit into the Trust such payment or payments which remain unclaimed and shall notify the Benefits Committee. The Benefits Committee and/or the Trustee shall conduct a reasonable search for the Participant or Beneficiary but if after a reasonable search has been made without success, the provisions of Section 9.05 shall apply to the benefit payments.

11.27 RELEASE OF CLAIMS. Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan Sponsor, the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Sponsor, the Trustee or Employer.

11.28 PAYMENTS TO MINORS OR INCOMPETENTS. In the event a distribution is to be made to a minor Beneficiary, or to the custodian for such minor Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides, such payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

      If the Benefits Committee receives satisfactory evidence that any person entitled to a benefit hereunder is physically, mentally or legally incompetent to receive the benefit and give a valid receipt therefor at the time the benefit is payable, and that an individual or institution is then maintaining or has custody of than person and that a guardian or other representative of that person has been appointed to see to the affairs of that person, the Benefits Committee may direct the Trustee to pay the benefit to the individual or institution maintaining or then having custody of that person and the receipt by that individual or institution shall be a valid and complete discharge from further liability of the Plan to such person.

11.29 MULTIPLE COPIES OF PLAN AND/OR TRUST DOCUMENT. This agreement and the Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement or Trust Agreement (as the case may be) and shall be binding on the respective successors and assigns of the Employer and other Fiduciaries.

11.30 SEGREGATION OF PLAN ASSETS. All assets of the Plan shall be held in Trust for the exclusive benefit of the Participants and their Beneficiaries hereunder.

11.31 PARTIES TO LITIGATION. Except as other provided by ERISA, only the Employer, the Benefits Committee and the Trustees shall be necessary parties to any court proceeding involving the Trustee or the Trust Fund. No Participant or Beneficiary shall be entitled to any notice of process unless required by ERISA. Any final judgment entered in any proceeding shall be binding and conclusive upon the Employer, a Committee, the Trustee and the Participants and their Beneficiaries.


-----------------
END OF ARTICLE XI

                                   ARTICLE XII

                           ADOPTION BY OTHER EMPLOYERS

12.01 ADOPTION BY OTHER EMPLOYERS. Notwithstanding anything herein to the contrary, with the consent of the Sponsor, any Affiliate may adopt this Plan and all of the provisions hereof, and participate herein and be known as a 'Participating Employer', by a properly executed document evidencing said intent and will of such Participating Employer.

12.02 DESIGNATION OF AGENT. Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Committees for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Sponsor as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

12.03 AMEND. Amendment of this Plan by the Sponsor at any time when there shall be a Participating Employer hereunder shall only be by the written action of the Sponsor and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

12.04 REQUIREMENTS OF PARTICIPATING EMPLOYERS.

      (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

      (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

      (c) The transfer of any Participant from or to a Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and his Accounts as wen as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

12.05 PARTICIPANT TRANSFERS. It is anticipated than an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

12.06 SEPARATE ACCOUNTING. All contributions made by a Participating Employer, as provided for in this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. On the basis of the information furnished by the Benefits Committee, the Trustee may, upon Committee request and Sponsor approval, keep separate books and records concerning the affairs of each Participating Employer hereunder and as the Accounts and credits of the Employees of each Participating Employer.

12.07 DISCONTINUANCE OF PARTICIPATION. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign contracts and other Trust Funds assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor to the Trustee is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of
      Article XII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

12.08 COMMITTEE'S AUTHORITY. The Benefits Committee shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

12.09 PARTICIPATING EMPLOYER'S CONTRIBUTION. All contributions made by a Participating Employer, as provided for in this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the Employees and their Beneficiaries, subject to all the terms and conditions of this Plan. On the basis of the information furnished by the Benefits Committee, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accounts and credits of the Employees of each Participating Employer.


------------------
END OF ARTICLE XII

                                  ARTICLE XIII

                        VOTING RIGHTS AND DIVERSIFICATION

13.01 TENDER RIGHTS AND OTHER SHAREHOLDER RIGHTS. A Participant or a Participant's Beneficiary shall be entitled to direct the Trustee as to the manner in which tender rights or similar shareholder rights with respect to Company Stock allocated to his Company Stock Account are exercised by the Plan for his account.

13.02 VOTING COMPANY STOCK. A Participant shall be entitled to direct the Trustee as to the manner in which Company Stock allocated to his Company Stock Account are voted by the Plan. This requirement shall apply equally with respect to allocated whole and fractional shares. In addition, all tender or exchange decisions with respect to Stock held under the Plan shall be made only by the Participants with respect to both allocated and unallocated shares in accordance with the following provisions of this
      Section 13.02:

      (a) As soon as practicable before each annual or special shareholders' meeting of the issues of the Company Stock (the "Company"), the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the shares of Company Stock allocated to such Participant's Accounts and a proportionate share of any unallocated shares are to be voted. The Company will cooperate with the Trustee to ensure that Participants receive the requisite voting information and instructions in a timely manner. The materials furnished to the Participants shall include a notice from the Trustee that the Trustee will not vote any shares (allocated or unallocated) for which timely instructions are not received by the Trustee. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' instructions) shall vote the shares as instructed. If voting instructions for shares of Company Stock allocated or unallocated to the Account of any Participant are not timely received by the Trustee for a particular shareholders' meeting (hereinafter referred to as "Unvoted Shares"), such Unvoted Shares shall be voted by the Trustee in accordance with directions provided to the Trustee under Section 13.02(c) below. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of any Employer, except as otherwise required by law.

      (b) With respect to all corporate matters submitted to shareholders, all shares of Company Stock allocated to the Accounts of Participants shall be voted only in accordance with the directions of such Participants as given to the Trustee. Each Participant shall be entitled to direct the voting of shares of Company Stock


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

           allocated to the Participant's Accounts. With respect to shares of Company Stock allocated to the Accounts of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the voting with respect to such allocated shares as if such Beneficiary were the Participant.

      (c) Each Participant who has been allocated Company Stock in the Participant's Accounts and who is entitled to vote on any matter presented for a vote by the stockholders shall separately direct the Trustee with respect to the vote of a portion of the shares of Company Stock that are Unvoted Shares. Such direction shall be with respect to such number of votes equal to the total number of votes attributable to Unvoted Shares multiplied by a fraction, the numerator of which is the number of votes attributable to Company Stock allocated to the Participant's Account, and the denominator of which is the total number of votes attributable to Company Stock allocated to the Accounts of such Participants who have provided directions to the Trustee under this Section 13.02(c). Fractional shares shall be rounded to the nearest 1/1000th of a share.

      (d) In the event an offer shall be received by the Trustee (including a tender offer for shares of Company Stock pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13-e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Company Stock held by the Trust, the Trustee will advise each Participant who has shares of Company Stock credited to such Participant's Accounts in writing of the terms of the offer as soon as practicable after its commencement, and will furnish each Participant with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange shares allocated to such Participant's Account. The materials furnished to the Participant shall include (i) a notice from the Trustee that, except as provided in this Section, the Trustee will not tender or exchange any shares (allocated or unallocated) for which timely instructions are not received by the Trustee and (ii) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Company and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Company in its discretion determines to be appropriate; provided, however, that prior to any distribution of materials by the Company, the Trustee shall be furnished with sufficient numbers of complete copies of all such materials. The Company will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner.

      (e) The Trustee shall tender or not tender shares or exchange shares of Company Stock allocated to the Accounts of any Participant (including fractional shares to 1/1000th of a share) only as and to the extend instructed by the Participant. If tender or exchange instructions for shares of Company Stock allocated to the


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

           Accounts of any Participant are not timely received by the Trustee, the Trustee will treat the non-receipt as a direction not to tender or exchange such shares. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Employer, except as otherwise required by law.

      (f) If, under the terms of a tender offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such offer are withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants entitled under this Section to give instructions as to the sale exchange of transfer of securities pursuant to such offer.

      (g) A Participant's instructions to the Trustee to tender or exchange shares of Company Stock will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares will be credited to the Accounts of the Participant whose shares were tendered, and will be invested by the Trustee as soon as practicable in short term funds, including money market funds, pending receipt of instructions.

13.03 RIGHTS, RESTRICTIONS AND OPTIONS ON COMPANY STOCK. A share of Company Stock shall be subject to a put option and the restrictions of this
      Section 13.03, if and only if, at the time of its distribution from the Trust it is not publicly traded, or, it is subject to a 'Trading Limitation' when so distributed (and not otherwise prohibited by applicable Federal, State or other relevant law). Under any other circumstances of distribution, this Section 13.03 shall have no force or effect and no Participants or their Beneficiaries shall have any rights or privileges hereunder with respect to this Section 13.03.

      The Employer shall issue a "put option" to any Participant who receives a distribution of Company Stock. The put option shall permit the Participant to sell such Company Stock to the Employer at any time during two option periods, at the fair market value of such shares. The first put option period shall be for at least 60 days beginning on the date of distribution. The second put option period shall be for at least 60 days beginning after the new determination of the fair market value of Company Stock by the Committee (and notice to the Participant) in the following Plan Year. The Employer may allow the Investment Committee to direct the Trustee to purchase shares of Company Stock tendered to the Employer under a put option. The payment of any Company Stock sold under a put option shall be made in a lump sum or in substantially equal, annual installments over a period beginning not later than 30 days after exercise of the option


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

      and not exceeding five years, with interest payable at a reasonable rate on any unpaid installment balance (as determined by the Employer or the Benefits Committee).

      Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonable require in order to assure compliance with applicable Federal and State securities laws.

      In order to determine the fair market value of the Company Stock for purposes of issuing the put option, such stock shall be valued in accordance with Internal Revenue Code Regulation Section 54.4975-1 1(d)(5).

13.04 [INTENTIONALLY OMITTED]


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END OF ARTICLE XIII


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

                                   ARTICLE XIV

                          QUALIFIED SURVIVOR ANNUITIES

14.01 EFFECT OF THIS ARTICLE. With respect to benefits payable before July 1, 1996, this article shall be effective only with respect to benefits payable from this Plan which were transferred to this Plan form a plan which was required to provide for the payment of such benefits in the form of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity and for which a separate accounting of the amount so transferred and interest thereon has been maintained. With respect to benefits payable on or after July 1, 1996, this article shall be effective with respect to all benefits payable from this Plan.

14.02 DEFINITIONS. For the purposes of this article, the following definitions shall apply.

      (a) "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the fife of the Surviving Spouse which is equal to 100% of the amount of the annuity which is payable during the joint lives of the Participant and the Surviving Spouse and which is the Actuarial Equivalent of a single annuity for the life of the Participant based on 100% of the sum of the nonforfeitable transferred benefits and interest thereon which has been separately accounted for as described in Section 14.01 above (reduced by any amount of such benefits and interest thereon as has been used as security for a loan described in Code Section 417(a)(4)).

           For an unmarried Participant, the term "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant based on the amounts described above.

           The Qualified Joint and Survivor Annuity will be paid in accordance with Section 6.09.

      (b) "Qualified Pre-Retirement Survivor Annuity" shall mean an annuity for the life of the Surviving Spouse the Actuarial Equivalent of which is equal to 100% of the sum of the nonforfeitable transferred benefits and interest thereon which has been separately accounted for as described in Section 14.01 above (reduced by any amount of such benefits and interest thereon as has been used as security for a loan described in Code Section 417(a)(4)), determined as of the date of the Participant's death.

           The Qualified Pre-Retirement Survivor Annuity will begin to be paid to the Surviving Spouse not later than the month in which the Participant would have attained the earliest retirement age under the Plan. Notwithstanding the


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

           foregoing, however, a Surviving Spouse shall have the right to defer payment of the Qualified Pre-Retirement Surviving Annuity, in a written election, to a date not later than the date on which the Participant would have been required to have benefits commence under
           Section 6.09.

      (c) "Surviving Spouse" shall mean the husband or wife of the Participant to whom the Participant was legally married on the date of death. Common law marriages shall be recognized as valid marriages in states so recognizing common law marriages, however, if a Participant is not legally divorced from a spouse prior to entering into a common law marriage, the spouse from whom he has not been legally divorced shall be treated as the Surviving Spouse and the Spouse hereunder.

      (d) "Actuarial Equivalent" shall have the meaning as defined in the plan from which the transferred amounts originated.

      (e) "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

      (f) The phrase, "earliest retirement age under the Plan" shall mean the earliest date on which the Participant could elect to receive retirement benefits under the Plan.

14.03 WAIVER: QUALIFIED JOINT AND SURVIVOR ANNUITY. With respect to the benefits subject to this article, a Participant (or, if the Participant is married, the Participant and his spouse) may elect to waive the Qualified Joint and Survivor Annuity (or designate a non-spouse Beneficiary of the survivor portion of the Qualified Joint and Survivor Annuity), which is the normal form of benefit settlement for a Participant who is married, and accept an optional form of benefit distribution under Section 14.05 in accordance with the election procedures in Section 14.06.

14.04 WAIVER: QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY. With respect to the benefits subject to this article, a Participant and his spouse may elect to waive the Qualified Pre-Retirement Survivor Annuity (or designate a non-spouse Beneficiary of the Qualified Pre-Retirement Survivor Annuity) and accept an optional form of benefit distribution under Section 14.05 In accordance with the election procedures in Section 14.06.

14.05 OPTIONAL BENEFIT FORMS. With respect to the benefits subject to this article, the available optional benefit forms which a Participant (or, if the Participant is married, the Participant and his spouse) may elect are those set out in Section 6.14.


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

14.06 ELECTION OF OPTIONAL BENEFIT FORMS AND ALTERNATIVE BENEFICIARY. Each Participant (and, if married, the Participant and his spouse) shall be provided with a written explanation of: (a) the terms and conditions of the Qualified Joint and Survivor Annuity; (b) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity and the Qualified Pre-Retirement Survivor Annuity; (c) the Participant's spouse's rights regarding the election to waive either the Qualified Joint and Survivor Annuity and the Qualified Pre-Retirement Survivor Annuity, the effect of any waiver and/or revocation thereof; and,
      (d) the right of the Participant to revoke any waiver of the Qualified Joint and Survivor Annuity and the Qualified Pre-Retirement Survivor Annuity.

      The written notice regarding a Participant's rights to waive the Qualified Joint and Survivor Annuity shall be furnished to a Participant (and, if married, the Participant and his spouse) no earlier than 90 days before the 90 day period which ends on the Annuity Starting Date. The written notice regarding a Participant's rights to waive the Qualified Pre-Retirement Survivor Annuity shall be furnished to a Participant and his spouse before the last date of whichever of the following periods which ends last:

      (a) The period beginning with the first day of the Plan year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

      (b) The one year period ending on the anniversary of the date on which an individual becomes a Participant;

      (c) The one year period ending on the anniversary of the date on which benefits subject to this Article are transferred to the Plan; or

      (d) The one year ending on the anniversary date on which occurs a Participant's separation from service, in the case of a Participant who separates from service before attaining age 35.

      The period during which the Participant (and, if married, the Participant and his spouse), at any time any number of times, may waive the Qualified Joint and Survivor Annuity (or designate a non-spouse beneficiary) or during which the Participant may revoke any previous waiver and again elect the Qualified Joint and Survivor Annuity (or re-designate his spouse as his beneficiary) shall be the 90 day period ending on the Annuity Starting Date.

      The period during which the Participant and his spouse may waive the Qualified Pre-Retirement Survivor Annuity and elect an optional form of benefit (or designate a non-Surviving Spouse beneficiary) or during which the Participant may revoke any previous waiver or designation and again elect the Qualified Pre-Retirement Survivor Annuity or


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

      re-designate his spouse as his Surviving Spouse) shall begin on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. In the case of a Participant who has separated from service on or before the effective date of this article and who has benefits transferred to the Plan which are subject to this article, the period for the elections described in the preceding sentence shall not begin later than date of separation from service if such Participant separated from service prior to the attainment of age 35.

      No election to waive either a Qualified Joint and Survivor Annuity, a Qualified Pre-Retirement Survivor Annuity or designate a non-spouse beneficiary for Qualified Joint and Survivor or Qualified Pre-Retirement Survivor Annuity purposes shall be given effect unless: (a) the spouse of the Participant consents in writing to such election, (b) such election designates a specific form of optional benefit being elected or the specific beneficiary being designated or both and (c) the written consent of the spouse is witnessed by a Plan representative of a notary public. Notwithstanding the foregoing sentence, the written consent of the spouse shall not be required if the Participant is not married, the spouse cannot be located or because of such other circumstances as may be permitted by regulations. Spousal consent as described above shall only be effective with respect to the spouse giving such consent.

      Since the Plan does not permit loans, no spouse consent under Code Section 417(a)(4) shall be required.

14.07 CASH OUTS. If the Present Value of the nonforfeitable Accounts to which this Article applies expressed as either a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity does not exceed $5,000 as determined above, the Committee shall direct the Trustee to immediately distribute the Present Value of the nonforfeitable Accounts in accordance with Section 6.13 and 6.14(a).

      No distribution described in the previous paragraph shall be permitted after the Annuity Starting Date unless the Participant and his spouse (or where the Participant has died, the Surviving Spouse) consents in writing to such distribution.

      If the Present Value of the nonforfeitable Accounts to which this Article applies exceeds $5,000, then the distribution rules under Section 6.13 shall apply. With respect to this rule, the notification requirements of the first paragraph of Section 14.06 shall apply and the consent as described in the penultimate paragraph of Section 14.06 shall only be effective with respect to the spouse giving such consent.


------------------
END OF ARTICLE XIV


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

IN WITNESS WHEREOF, this Plan has been executed this _____ day of _____________, 1998.



SAFETY-KLEEN SERVICES, INC                     ATTEST:
PLAN SPONSOR



---------------------------                    --------------------------------
Kenneth W. Winger
President & CEO


                                       98